Exhibit 10.1                AGREEMENT


     AGREEMENT made this 18th day of June, 1996, by and between nStor Corporation, Inc., a Delaware corporation (hereinafter sometimes referred to as "Seller" or the "Corporation") and IMGE, INC., a Delaware corporation (hereinafter sometimes referred to as "Purchaser").

                       W I T N E S S E T H:

     1. Agreement to Sell and Purchase. FOR AND IN CONSIDERATION of the covenants and agreements of Seller and Purchaser herein contained, the sum of $10.00 and other good and valuable considerations from each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged and subject to and in reliance upon the representations, warranties, conditions and agreements of Seller herein contained, Seller hereby agrees to authorize (if not heretofore authorized) and to issue, sell and convey unto Purchaser, and Purchaser hereby agrees to subscribe for, purchase and acquire from Seller 1,200 shares (the "Shares") of the common stock of the Corporation. In this connection, Seller hereby represents and warrants to Purchaser that the Shares represent (or upon authorization and issuance [i.e., at or prior to the closing hereunder (the "Closing")] shall represent) eighty percent (80%) of the authorized, issued and outstanding shares (of each and every class) of the capital stock of the Corporation.

     2.   Purchase Price; Method of Payment; Adjustments.

          A. The purchase price (the "Purchase Price") to be paid for the shares shall be the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00).

          B. The Purchase Price shall be paid by Purchaser to Seller at the Closing by wire transfer.

     3.   Representations and Warranties of Seller.    Seller
hereby represents, warrants, covenants and agrees to and with the Purchaser (which representations, warranties, covenants and agreements are agreed by the parties to be material to the Purchaser and which representations and warranties shall also be true and correct in all respects on the "Closing Date" (as said term is hereinafter defined) and shall survive the Closing) that:

          A. Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. This Agreement is legally binding on Seller in accordance with its terms. Seller has the power and authority to authorize, issue, sell and convey the Shares to be transferred by it hereunder.

          B. The Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and qualified to do business in and in good standing under the laws of the State of Florida and all other jurisdictions in which the character of its properties or the nature of its business make such qualification necessary or proper. The Corporation has the power and authority to conduct its business and own its properties as now conducted and owned.

          C. The Shares are (or as of the Closing shall be) duly and validly authorized and issued and, upon payment of the Purchase Price therefor, the Shares shall be fully paid and non-assessable. There are (and as of the Closing shall be) no outstanding options or rights to purchase any additional shares (or other debt or equity interest[s]), as the case may be, of the Corporation, or any warrants to subscribe for, or securities convertible into, any stock (or other debt or equity interest[s]), as the case may be, of the Corporation.

          D. The Corporation has not, is not, and as of the Closing will not have, engaged in or conducted any business other than business connected with or incident to the ownership of its properties and assets as disclosed herein.

          E. The Corporation has no assets or liabilities, contingent or otherwise, except those listed in Schedule "A", annexed hereto and made a part hereof. Except in the ordinary course of business, no assets have been acquired, disposed of, or liabilities incurred, since the compilation of the Schedules referred to in this Agreement.

          F. The Corporation has duly and timely filed all federal, state and local tax returns required to be filed by it, if any, including, if applicable, those with respect to income, withholding, social security, intangible personal property, unemployment, sales and other taxes and has paid (x) all taxes which have become due pursuant to such returns or otherwise and/or pursuant to any assessment received by it and (y) all other taxes, governmental charges, penalties, interest and fines accrued, due or payable by it. There has been no audit of the federal or state income tax returns of the Corporation. The Corporation has delivered to Purchaser true, correct and complete copies of all tax returns in which the operations of the Corporation are reflected.

          G. Except in the ordinary course of business and as disclosed on Schedule "B" annexed hereto and forming a part hereof, the Corporation has not pledged, hypothecated, encumbered or granted any security interest in any of its assets or properties.

          H. The Corporation is not a party to any contract, commitment or understanding which affects, or may affect, its business, properties, assets, operations or condition, financial or otherwise, or which imposes or may impose any liability or obligation upon it, except as incurred in the ordinary course of business, or as disclosed on Schedule "C" annexed hereto and forming a part hereof.

          I. Except as set forth in Schedule "C", the Corporation does not have in effect any written or oral agreement or commitment which would bind the Corporation, including without limitation:

                      (i) Contracts or agreements for the purchase, sale, lease (as lessee or lessor), mortgage (as mortgagee or mortgagor), or license (as licensee or licensor) of any assets (except assets purchased, leased or sold in the ordinary course of business);

                     (ii)     With any labor union;

                    (iii) For any bonus, pension, retirement, profit sharing, stock option or similar plan; or

                     (iv) With any officer, director, shareholder or any associate of the Corporation.

               The Corporation has complied with all the provisions of all agreements and commitments to which it is a party and is not in default under any thereof, nor has a notice of such default been received by the Corporation.

          J. Except as disclosed on Schedule "D" annexed hereto and forming a part hereof, there are no actions, suits, claims, litigation or proceedings pending or, to the knowledge of the Corporation, threatened against, affecting or relating to the Corporation, its business or any of its properties, at law or in equity or before or by any federal, state, municipal or other governmental instrumentality; nor does the Corporation know or have any reasonable grounds to know of any basis for any such action, suit, claim, litigation or proceeding or of any governmental investigations relative to the Corporation, its business or any of its properties.

          K. Except as set forth on Schedule "E" annexed hereto and forming a part hereof, the Corporation has not:

                      (i) Issued, sold, or agreed to be or become obligated in any manner to issue or sell any of its securities other than (a) the Shares to be authorized, issued and sold to Purchaser hereunder, and (b) the shares of stock which are owned by
R. Daniel Smith on the date hereof; or

                     (ii) Granted or agreed to grant any increase in compensation or paid or agreed to pay any bonus to any of its directors or officers or granted or agreed to grant any material increase in compensation or to pay any bonus to any of its agents or employees; or

                    (iii) Declared or paid any dividends or distributions of any type; or

                     (iv)     Made any changes in its articles of
incorporation or by-laws.

          L. Through the Closing Date , except as Purchaser may consent in writing and except as to any transactions incident to the transactions contemplated by this Agreement, the Corporation shall only conduct its business in the ordinary course and in its customary manner, shall perform when due all of its obligations under its existing licenses, permits, contracts and agreements and in accordance with all applicable laws, statutes, ordinances, codes, rules, and regulations, and shall not incur any further liabilities or acquire any other assets or properties. At Closing, the assets, liabilities and financial condition of the Corporation shall be in substantially the same condition as existed on the Effective Date of this Agreement.

          M. The Corporation has only those bank accounts listed in Schedule "F" annexed hereto and forming a part hereof. Without the prior written consent of Purchaser, the Corporation will not, except in the ordinary course of business, effect any change in any of said accounts.

          N.   [Intentionally deleted]

          O.   The Corporation has no subsidiaries.

          P. At Closing, the Corporation will have good and marketable title to all its property and assets, real and personal, and same are subject to no mortgage, pledge, lien, encumbrance, security interest and/or charge, except those incurred in the ordinary course of business and disclosed to and approved by Purchaser, (except for those liabilities disclosed on Schedule "C" hereto).

          Q. The list of all employees of the Corporation attached hereto as Schedule "G" annexed hereto and forming a part hereof and the amount of compensation to which each is entitled, as set forth therein, is complete and accurate.

          R.   The records of the Corporation contain copies of:

                       (i.)   all contracts of any nature which will or might
bind the Corporation after the closing; and

                      (ii.)   all policies of fire and liability insurance,
if any, including extended coverage, if any, and other forms of insurance, if any, which now cover and which have heretofore covered the Corporation and/or its properties.

               All of said contracts and policies accurately reflect the terms and conditions thereof; there are no defaults thereunder; and there has been continuous insurance coverage of the Corporation and its properties since the Corporation commenced its operations.

          S. The records of the Corporation accurately reflect a true and complete record of the Corporation's accounts receivable and payable and business activities.

          T.   [Intentionally Deleted].

          U. The Corporation has made no intentional misstatement or misrepresentation of fact to any of the Corporation's customers, nor done any act with respect to any such customer which might give rise to any cause of action under state or federal law in regard to same.

          V. The consummation of the transactions contemplated herein and the performance of this Agreement will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws or other instruments to which the Corporation is a party or by which the Corporation may be bound or affected.

          W. The Corporation has received no notice of violation of law or municipal ordinance which will or might affect the ability of the Corporation to conduct its business.

          X. No judgments have been confessed against the Corporation and there have been no assignments of rights in the Corporation's property for other than Corporation purposes.

          Y. No registration with, application to, approval of, or other action by, any federal, state or other governmental commission or regulatory body is required in connection with this Agreement or the authorization, issuance, sale or delivery of the Shares to be issued and sold to Purchaser hereunder, or, if required, the same has been (or, as of the Closing, shall be) completed and/or obtained in accordance with the requirements of the regulatory body having jurisdiction in the premises.

          Z.   [Intentionally Deleted].

          AA. The Corporation is a Delaware corporation, duly organized, operating and currently existing under the Delaware
Corporation Law.

          BB. All consents and disclosures necessary to effectuate the transaction contemplated by this Agreement have been obtained and made.

          CC. No circumstances exist which would provide grounds for voluntary or involuntary dissolution of the Corporation by decree or otherwise.

          DD. The Corporation has made no assignment for the benefit of creditors, nor done any act in contravention of the Corporation's articles of incorporation, as amended, (the "Articles of Incorporation"), or the Corporation's by-laws, as amended, (the "By-Laws") which would impair the ability of the Corporation to carry on its business.

          EE. Upon payment by Purchaser to the Corporation of the Purchase Price for the Shares to be issued and sold to Purchaser hereunder, Purchaser shall acquire good and valid title to the Shares free and clear of all liens, claims, equities, encumbrances, warrants, pledges, calls, commitments, security interests and other rights, agreements and interests.

          FF. No representation or warranty by Seller in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any knowingly untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          The foregoing representations, warranties, covenants and agreements are made with the knowledge and expectation that Purchaser is and shall be placing reliance thereon and that same constitute material inducements to the Purchaser's execution of this Agreement and consummation of the transactions contemplated herein. All representations and warranties shall survive the Closing. In the event that Purchaser shall determine following the Closing hereunder that any representation or warranty of the Corporation contained in this Agreement, or any representation or warranty of the Corporation or any director, officer, employee, agent or attorney of or for the Corporation contained in any certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transaction contemplated herein shall have been untrue, inaccurate, incomplete or misleading in any material respect either when made, or in the event that Purchaser shall determine following the Closing hereunder that any of the representations or warranties of Seagate Peripherals, Inc. ("Seagate") contained in that certain Asset Purchase Agreement dated as of May 23, 1996, as amended, between Seagate, as seller, and Intelligent Manufacturing Systems, Inc. ("IMS"), as buyer or purchaser, shall have been untrue, inaccurate, incomplete or misleading in any material respect either when made or as of the closing under said agreement, or in the event that the Corporation shall have failed (either prior to or within 60 days following the Closing hereunder) to secure the acknowledgement from Seagate referred to in Subsection 5D(ii)(aa) below, or in the event that the Corporation shall have failed (either prior to or within 60 days following the Closing hereunder) to secure the lessor's consent referred to in Subsection 5D(ii)(bb) below, then, in either of such events, and as Purchaser's sole remedy for a breach of this Agreement, Purchaser shall have the absolute right to rescind the transaction contemplated in this Agreement and to receive an immediate refund of the full Purchase Price paid by Purchaser for the Shares, together with interest thereon, at the rate of twelve percent (12%) per annum, computed from the Closing Date hereunder until the date upon which such refund shall have been received by Purchaser. The right of recision granted to Purchaser as aforesaid shall be deemed to have been exercised by Purchaser upon the delivery by (or on behalf of) Purchaser to the President or any Vice President of the Corporation, or to the Secretary or any Assistant Secretary of the Corporation, of a written demand for recision. Within sixty (60) days following the delivery of such demand for recision, the full Purchase Price paid by Purchaser for the Shares, together with interest thereon computed as aforesaid, shall be due and payable in full. If not sooner exercised by Purchaser, the aforesaid right of recision shall expire, terminate and cease to have any further force or effect upon the expiration of sixty (60) days following the Closing Date.

     4.   [Intentionally Deleted.]

     5. Conditions Precedent to Purchaser's Obligations. All obligations of the Purchaser under this Agreement are subject to and contingent upon the fulfillment (or written waiver by Purchaser), at or prior to the Closing, of each of the following conditions, each being material:

          A. Each representation and warranty of the Seller contained in this Agreement, or in any certificate, schedule or other document delivered pursuant hereto or in connection with the transaction contemplated herein shall be true and accurate when made and shall be deemed to have been made again as of the time of Closing, shall then be true and accurate and shall survive such Closing.

          B. Seller shall have complied with all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller on or before the Closing Date.

          C. Seller's Articles of Incorporation shall authorize (or as of the Closing the same shall have been amended to the satisfaction of Purchaser so as to authorize) the issuance of the Shares, which such Shares are (or as of the Closing shall be) of the same class, and confer (or as of the Closing shall confer) upon the holder thereof the same rights, preferences and privileges, as all shares of common stock of the Corporation which had theretofore been authorized and issued by the Corporation. Without limiting the generality of the foregoing, the Shares are (or as of the Closing shall be) of the same class, and confer (or as of the Closing shall confer) the same rights, preferences and privileges as the shares of stock which the Corporation did heretofore issue to R. Daniel Smith. To the extent that amendments of the Articles of Incorporation shall be necessary to accomplish the foregoing, such amendments shall be filed prior to the Closing with the Secretary of State of Delaware (and/or other required filing office[s]) and with the Secretary of State of Florida. A certified copy of the duly filed amendments (i.e., certified by the Delaware and Florida Secretaries of State) shall be delivered to Purchaser at the Closing.

          D.   Either:

               (i) the Corporation shall have received a valid, legally binding, enforceable and unconditional assignment of the rights of the buyer or purchaser under, and the Corporation shall have duly consummated the transaction contemplated in, that certain Asset Purchase Agreement dated as of May 23, 1996, as amended, between Seagate, as seller, and IMS, as buyer or purchaser, and satisfactory (i.e., to Purchaser) evidence thereof shall have been delivered to Purchaser at Closing; or

               (ii) the Corporation shall have duly acquired from IMS (i.e., immediately following IMS's acquisition of same from Seagate) all assets which IMS contracted to acquire from Seagate pursuant to the aforesaid Asset Purchase Agreement dated as of May 23, 1996, and in connection therewith, (aa) Seagate shall have acknowledged and agreed (by valid, legally binding and enforceable written agreement) that the Corporation shall be entitled to rely upon and enforce all representations, warranties, covenants and agreements of Seagate contained in said Asset Purchase Agreement, i.e., as if the Corporation had been an original signatory to said Asset Purchase Agreement, and (bb) the lessor of the premises in which the Corporation's business activities shall be conducted following the Closing (said premises having the street address of 450 Technology Park Drive, Lake Mary, Florida) shall have consented to the assignment by IMS to the Corporation of the lease pertaining to said premises.

          E. The Corporation shall have executed (where appropriate or required) and delivered to Purchaser, and Purchaser shall have received and approved (as to form and substance) such stock certificates, stock transfer powers, board of director and shareholder resolutions (or certificates thereof), bills of sale, assignments, affidavits, certificates, instruments and documents as Purchaser's attorney may deem necessary or desirable in order (i) to effectuate the authorization of the Shares and the issuance, sale, conveyance and delivery to Purchaser of good and marketable title to the Shares in accordance with the terms of this Agreement and (ii) otherwise to consummate the transaction contemplated herein.

          F. The Corporation shall have caused its president and chief executive officer to execute, in his individual capacity and to the best of his knowledge (and not in a representative capacity) and to deliver to Purchaser a certificate, in affidavit form, dated as of the Closing Date, stating the following:

                      (i) That the representations and warranties of the Corporation as set forth in this Agreement and in the certificates, schedules and other document delivered pursuant hereto or in connection with the transaction contemplated herein are true, complete and accurate in all material respects and do not omit any fact or statement necessary to prevent same from being misleading;

                     (ii) That except as may be specified, the individual executing such certificate does not know or have any reasonable grounds to know of a litigation, proceeding or governmental investigation pending against or relating to the Corporation or its properties or business.

                    (iii) That the Corporation has complete and unrestricted power to authorize, issue, sell, convey and deliver to Purchaser the Shares to be authorized, issued, sold, conveyed and delivered by the Corporation pursuant to the terms of this Agreement.

                     (iv) The individual executing such certificate does not have any knowledge that the instruments executed and to be delivered to the Purchaser hereunder are not valid in accordance with their terms and do not effectively vest in the Purchaser good and marketable title to the Shares as contemplated by this Agreement.

     6. Brokers. Seller represents and warrants to the Purchaser to Seller that there are no brokers or finders entitled to a commission or fee on account of this transaction. Each party does hereby indemnify and hold the other harmless against and in respect to any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby for any actions occasioned by it.

     7. Closing. Provided that this Agreement shall not theretofore have been terminated pursuant to any provision hereof, the transaction contemplated in the Agreement shall be consummated at a closing (the "Closing") which shall take place at the offices of Mateer & Harbert, P.A., Orlando, Florida, at 11:00 a.m. on the 18th day of June, 1996 (the "Closing Date"), or at such other date and/or other place as the parties may mutually agree. At the Closing, the Corporation shall issue and deliver to Purchaser a duly executed certificate representing all of the Shares referred to in Paragraph 1 above, the documents referred to in Subparagraphs 5C, 5D, 5E and 5F above, together with such other, further and additional documents, instruments and agreements deemed necessary by Purchaser in order to effectuate and/or evidence the authorization (if necessary), issuance, sale, conveyance and delivery of the Shares by the Corporation to Purchaser.

     8.   Cooperation.   Prior to and after the Closing Date, the
Corporation shall cooperate with Purchaser and shall execute and deliver such other, further and additional documents, instruments, agreements and the like as may be requested by Purchaser in order to fully effectuate the intent hereof.

     9.   Indemnification.    Notwithstanding the Closing and
regardless of any investigation at any time made by or on behalf of Purchaser or any information which Purchaser may have, The Corporation does hereby agree that it will indemnify and save and hold Purchaser and its successors and assigns harmless from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Purchaser, whether before or after the Closing, as a result of, on account of, or arising from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of the Corporation under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Purchaser in connection herewith including, but not limited to, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing, including reasonable attorney's fees at all stages of the proceedings.

     10.  Miscellaneous.

          A. On or before the Closing Date, and except as Purchaser may otherwise consent in writing, the Corporation shall repay and discharge any and all debts, liabilities and obligations owing by the Corporation, as applicable, to its sole existing shareholder (i.e., R. Daniel Smith) and to any of its affiliates, directors, officers and/or employees. In addition, the Corporation shall present for payment, as applicable, to its sole existing shareholder and to its affiliates, directors, officers and employees (and the Corporation shall cause said shareholder, affiliates, directors, officers and employees, as applicable, to fully pay) all notes, debts, accounts and other liabilities payable by them, or any of them, to the Corporation. It is the intent of this paragraph that all intercompany debt (i.e. between the Corporation, on the one hand, and the Corporation's sole existing shareholder and the Corporation's affiliates, directors, officers and/or employees, on the other hand) shall be fully settled, paid and discharged on or prior to the Closing Date. It is further understood and agreed that the obligations of the Corporation pursuant to this paragraph shall survive the Closing.

          B. All documentary stamp taxes and other transfer taxes required to be paid in connection with the consummation of the transactions contemplated herein shall be paid by Seller.

          C.   [Intentionally Deleted.]

          D. In the event that Purchaser shall be obligated to close this transaction but shall fail, refuse or neglect to do so within the time herein specified and in the event that Purchaser shall fail to cure such default within fifteen (15) days following receipt of written notice thereof from Seller, and provided that the Corporation is not then in default in the performance of any its obligations hereunder, then, and in such event, the Corporation shall be entitled to recover from Purchaser the sum of $50,000.00 as liquidated and agreed damages, and not as a penalty, and as Seller's sole and exclusive remedy.

          E. In the event that the Corporation shall be in default of any of the provisions of this Agreement and in the event that the Corporation shall fail to cure such default within fifteen
(15) days following receipt of notice thereof from Purchaser, then and in that event, the Purchaser shall be entitled: (i) to seek specific performance of this Agreement without prejudice to Purchaser's right to recover damages and/or any other available relief; (ii) to receive an immediate refund of all sums paid or deposited by Purchaser in connection with this transaction without prejudice to Purchaser's right to recover damages and/or any other available relief; (iii) to recover monetary damages from the Corporation (including reimbursements of any and all out-of-pocket expenses paid or incurred by Purchaser in connection with the negotiation and preparation of this Agreement); and/or (iv) to pursue any and all other rights and remedies available to Purchaser at law and/or in equity.

          F.   [Intentionally Deleted.]

          G.   [Intentionally Deleted.]

          H. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. No modification amendment or termination of this Agreement nor any waiver of any of the obligations or rights of any party hereto shall be enforceable unless in writing and duly executed by the party to be bound thereby.

          I. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

          J. It is the express intention and agreement of the parties to this Agreement that all covenants, agreements, statements, representations and warranties made by the Corporation or any of its directors, officers, employees, agents and/or attorneys in this Agreement or in any certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transaction contemplated herein shall survive the Closing.

          K. Failure by Purchaser or Seller to insist upon or enforce any of its rights hereto shall not constitute a waiver thereof.

          L. This Agreement shall be governed by and construed under the laws of the State of Florida.

          M. The Article headings as herein used are for convenience of reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth or limit the provisions or scope of any Article.

          N. The Corporation agrees that it will, at any time, prior to, at or after Closing, duly execute and deliver to Purchaser any additional documents and instruments which Purchaser may reasonably determine are necessary in connection with the consummation of the purchase and sale contemplated herein.

          O. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          P. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterpart. All counterparts shall collectively constitute a single agreement.

          Q. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid:

                      (i) If to Purchaser, c/o Mr. Mark F. Levy at 100 Century Boulevard, West Palm Beach, Florida 33417, with a copy to
David J. Wiener, Esq., Levy, Kneen, Mariani, Curtin, Wiener,
Kornfeld & del Russo, P.A., Suite 1000, 1400 Centrepark Boulevard,
West Palm Beach, Florida 33401, or to such other address as may have been furnished by Purchaser to Seller in writing; and

                     (ii) If to Seller, c/o R. Daniel Smith at 450 Technology Park Drive, Lake Mary, Florida 32746, with a copy to
Thomas R. Harbert, Esq., Mateer & Harbert, P.A., 225 E. Robinson
St., Suite 600, Orlando, Florida 32801, or to such other address as may have been furnished by Seller to Purchaser in writing.

               Any such notice, request, consent or other communications shall be deemed delivered and/or received at such time as it is personally delivered or on the third business day after it is so mailed, as the case may be.

          R. This Agreement shall be deemed effective and where applicable the phrase "Effective Date" shall mean the date upon which this Agreement shall have been duly executed by the last of the parties executing this Agreement.

          S. The schedules and exhibits referred to and/or attached to this Agreement are incorporated herein in full by reference.

          T.   If two copies of this Agreement are not
countersigned by and delivered to Purchaser on or before the ___ day of June, 1996 at 5:00 P.M., then, at Purchaser's option, this Agreement shall be null and void and have no force or effect.

          U. Purchaser shall have the right to assign its rights and interests under this Agreement, provided, however, that any such assignment shall be in writing and notice thereof shall be given to Seller, whereupon Purchaser shall be relieved of all liability under this Agreement, and the assignee(s), only, shall be fully responsible therefor.

          V. In the event that there is any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred therein, including reasonable attorneys' fees (at all levels of legal proceedings).

          W. Purchaser and Seller acknowledge that they have read, understand and have had the opportunity to be advised by legal counsel as to each and every one of the terms, conditions and restrictions and the effect of all of the provisions of this Agreement and each of the Purchaser and Seller agrees to the enforcement of any and all of these provisions and executes this Agreement with full knowledge of same. Should any provision of this Agreement require judicial interpretation, it is agreed that the Court interpreting or construing the provision shall not apply any rule of construction which might otherwise require this document to be construed more strictly against the party who itself or through its agent prepared this document. Typewritten or handwritten provisions inserted in this Agreement which are initialed by the parties shall control over all printed provisions of this Agreement in conflict therewith.

     X. Purchaser represents to Seller that it has assets in excess of $500,000.00.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

Signed, sealed and delivered       The Corporation:
in the presence of:
                               nStor Corporation, Inc., a
                                 Delaware corporation


     /s/ Thomas R. Harbert    By:   /s/ R. Daniel Smith
Print Name:Thomas R. Harbert          R. Daniel Smith, President

    /s/ Beth McArthur
Print Name:Beth McArthur                     [CORPORATE SEAL]

                              Purchaser:

                              IMGE, Inc., a Delaware corporation


     /s/ Thomas R. Harbert    By:   /s/ Mark F. Levy
Print Name: Thomas R. Harbert         Mark F. Levy, V Pres.



  /s/ Beth McArthur
Print Name:  Beth McArthur                   [CORPORATE SEAL]






Exhibit 10.2

                     ASSET PURCHASE AGREEMENT
                             BETWEEN
                    SEAGATE PERIPHERALS, INC.
                               AND
             INTELLIGENT MANUFACTURING SYSTEMS, INC.
                        TABLE OF CONTENTS

Page

1.   PURCHASE AND CONSIDERATION. . . . . . . . . . . . . . . . .1

     1.1  Purchase of Selected Assets. . . . . . . . . . . . . .1
     1.2  Assignment of Contracts. . . . . . . . . . . . . . . .2
     1.3  Excluded Assets and Liability. . . . . . . . . . . . .2
     1.4  Assumption of Liabilities. . . . . . . . . . . . . . .3
     1.5  Purchase Price . . . . . . . . . . . . . . . . . . . .4
     1.6  Terms of Payment . . . . . . . . . . . . . . . . . . .4
     1.7  Instruments of Transfer. . . . . . . . . . . . . . . .4
     1.8  Purchase Price Allocation. . . . . . . . . . . . . . .4
     1.9  Transfer Taxes . . . . . . . . . . . . . . . . . . . .4
     1.10 Proration of Certain Items . . . . . . . . . . . . . .5

2.   TECHNOLOGY LICENSE. . . . . . . . . . . . . . . . . . . . .5

     2.1  Grant of License . . . . . . . . . . . . . . . . . . .5
     2.2  Payment of Royalties . . . . . . . . . . . . . . . . .5
     2.3  Assignment of License. . . . . . . . . . . . . . . . .5
     2.4  Survival . . . . . . . . . . . . . . . . . . . . . . .5

3.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .5

     3.1  The Closing. . . . . . . . . . . . . . . . . . . . . .5
     3.2  Actions at the Closing . . . . . . . . . . . . . . . .5

4.   REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . .6

     4.1  Organization; Authority. . . . . . . . . . . . . . . .6
     4.2  Authority. . . . . . . . . . . . . . . . . . . . . . .6
     4.3  Effect of Agreement. . . . . . . . . . . . . . . . . .6
     4.4  Title to Selected Assets . . . . . . . . . . . . . . .7
     4.5  Litigation . . . . . . . . . . . . . . . . . . . . . .7
     4.6  Intellectual Property. . . . . . . . . . . . . . . . .7
     4.7  Employees. . . . . . . . . . . . . . . . . . . . . . .7
     4.8  Brokers or Finders . . . . . . . . . . . . . . . . . .7
     4.9  Financial Information. . . . . . . . . . . . . . . . .8
     4.10 Operation in the Ordinary Course . . . . . . . . . . .8
     4.11 Compliance with Law. . . . . . . . . . . . . . . . . .8
     4.12 Taxes. . . . . . . . . . . . . . . . . . . . . . . . .8
     4.13 Licenses and Permits . . . . . . . . . . . . . . . . .8
     4.14 Execution of Lease . . . . . . . . . . . . . . . . . .8
     4.15 Performance of Contracts . . . . . . . . . . . . . . .8


5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . .9

     5.1  Organization . . . . . . . . . . . . . . . . . . . . .9
     5.2  Authority. . . . . . . . . . . . . . . . . . . . . . .9
     5.3  Brokers or Finders . . . . . . . . . . . . . . . . . .9
     5.4  Litigation . . . . . . . . . . . . . . . . . . . . . .9

6.   COVENANTS OF SELLER . . . . . . . . . . . . . . . . . . . .9

     6.1  Operation of Business Prior to Closing Date. . . . . .9
     6.2  Access and Assistance. . . . . . . . . . . . . . . . 10
     6.3  Use of MRP and Voicemail Systems . . . . . . . . . . 10
     6.4  Future Disc Drive Purchases. . . . . . . . . . . . . 10
     6.5  No Actions to Make Representations Untrue. . . . . . 10
     6.6  Legal Requirements . . . . . . . . . . . . . . . . . 10
     6.7  Consummation of Transaction. . . . . . . . . . . . . 11
     6.8  Employment by Purchaser of Business Employees. . . . 11
     6.9  Due Diligence/Confidentiality. . . . . . . . . . . . 11
     6.10 Notice of Certain Events . . . . . . . . . . . . . . 12
     6.11 Waiver of Bulk Sales Notice Compliance . . . . . . . 12
     6.12 Subsequent Actions . . . . . . . . . . . . . . . . . 12
     6.13 Tax Returns; Taxes . . . . . . . . . . . . . . . . . 12
     6.14 Updating of Disclosure Letter. . . . . . . . . . . . 12
     6.15 Covenant Not to Compete. . . . . . . . . . . . . . . 12

7.   COVENANTS OF PURCHASER. . . . . . . . . . . . . . . . . . 13

     7.1  No Actions to Make Representations and Warranties Untrue13
     7.2  Compliance with Legal Requirements . . . . . . . . . 13

8.   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . 13

     8.1  Public Disclosure. . . . . . . . . . . . . . . . . . 13
     8.2  Expenses . . . . . . . . . . . . . . . . . . . . . . 14

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER . . . . 14

     9.1  Representations, Warranties and Covenants. . . . . . 14
     9.2  Certificate. . . . . . . . . . . . . . . . . . . . . 14
     9.3  Governmental Approvals . . . . . . . . . . . . . . . 14
     9.4  Closing Documents. . . . . . . . . . . . . . . . . . 14
     9.5  No Litigation. . . . . . . . . . . . . . . . . . . . 15
     9.6  Execution of Lease . . . . . . . . . . . . . . . . . 15


10.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. . . 15

     10.1 Representations, Warranties and Covenants. . . . . . 15
     10.2 Certificate. . . . . . . . . . . . . . . . . . . . . 15
     10.3 Governmental Approvals . . . . . . . . . . . . . . . 15
     10.4 Closing Documents. . . . . . . . . . . . . . . . . . 15
     10.5 No Litigation. . . . . . . . . . . . . . . . . . . . 15
     10.6 Certificates . . . . . . . . . . . . . . . . . . . . 16
     10.7 Execution of Lease . . . . . . . . . . . . . . . . . 16
     10.8 Agreement Termination. . . . . . . . . . . . . . . . 16

11.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . 16

     11.1 Indemnification. . . . . . . . . . . . . . . . . . . 16
     11.2 Notice of Claim. . . . . . . . . . . . . . . . . . . 16
     11.3 Response to Notice of Claim. . . . . . . . . . . . . 16
     11.4 Survival . . . . . . . . . . . . . . . . . . . . . . 16

12.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . 17

     12.1 Survival of Representations, Warranties and Covenants17
     12.2 Assignment, Successors and Assigns . . . . . . . . . 17
     12.3 Notices. . . . . . . . . . . . . . . . . . . . . . . 17
     12.4 Alterations and Waivers. . . . . . . . . . . . . . . 18
     12.5 Governing Law. . . . . . . . . . . . . . . . . . . . 18
     12.6 Severability . . . . . . . . . . . . . . . . . . . . 18
     12.7 No Third-Party Beneficiaries . . . . . . . . . . . . 18
     12.8 Integration and Entire Agreement . . . . . . . . . . 18
     12.9 Counterparts . . . . . . . . . . . . . . . . . . . . 18
     12.10     Headings. . . . . . . . . . . . . . . . . . . . 18
     12.11     Specific Performance. . . . . . . . . . . . . . 18
     12.12     Arbitration . . . . . . . . . . . . . . . . . . 18




     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of May 23, 1996, between SEAGATE PERIPHERALS, INC., a Delaware corporation ("Seller"), INTELLIGENT MANUFACTURING SYSTEMS, INC., a Florida corporation ("Purchaser").

                            RECITALS:

     A.   Seller operates the Conner Storage Systems Division
("CSS") which is engaged in the business of the design, manufacture and sale of storage systems (the "Business").

     B. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, on the terms and subject to the conditions of this Agreement, selected assets, liabilities and goodwill of CSS.

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   PURCHASE AND CONSIDERATION

     1.1 Purchase of Selected Assets. Subject to the terms and conditions of this Agreement and except as provided in Section 1.3 hereof, Seller agrees to transfer, convey, assign and deliver to Purchaser on the Closing Date (as defined in Section 2.1 below), and Purchaser agrees to buy from Seller, free and clear of all encumbrances, except the interests of Purchaser arising hereunder, the following selected assets and properties, owned or leased by Seller and pertaining to the Business (the "Selected Assets"):

     1.1.1 all of the fixed assets, equipment, furniture and fixtures of the Business, including without limitation, the telephone system, computers, test equipment, office furniture, copiers and related equipment set forth on Schedule 1.1.1. hereto;

     1.1.2     all new CFP1080, CFP2105, CFP2107, CFP4207 disc
drives as set forth on Schedule 1.1.2 and subject to Section 1.6;

     1.1.3 the inventory of new cabinets, controllers, supplies, work in process, parts inventory and finished goods as set forth on Schedule 1.1.3;

     1.1.4 the inventory of repair and customer evaluation products and parts, including hard disc drives as set forth on
Schedule 1.1.4;

     1.1.5 all trade secrets, trade names and trademarks and other intellectual property, and all manuals as set forth on
Schedule 1.1.5;

     1.1.6 subject to the provisions of Section 1.1.7 below, all books and records of the Business, including all sales and advertising materials, marketing literature, customer lists and purchasing records; and

     1.1.7 the right to use the name "Conner Storage Systems" for a period of one year from the date of this Agreement solely in conjunction with Selected Assets acquired from Seller. Purchaser shall not use the name "Conner" as all or part of the name of any separate business established by Purchaser.

     1.2 Assignment of Contracts. Seller will assign to Purchaser and Purchaser will assume and perform Seller's obligations under the following agreements ("Assumed Contracts"):

     1.2.1 real property lease (the "Lease") for the facility (the "Facility") located at 450 Technology Park Drive, Lake Mary, Florida 32746, set forth on Schedule 1.2.1 hereto. In the event that Seller cannot obtain any necessary third party consent to the assignment of Seller's obligations under the Lease, Seller shall use its best efforts to sublease, and Purchaser will sublease, such real property on the same terms as those set forth in the original real property lease;

     1.2.2 all open purchase orders and contracts for disc drives issued on or before the Closing Date in connection with the Business set forth on Schedule 1.2.2 hereto;

     1.2.3 all non-disc drive open purchase orders and contracts issued on or before the Closing Date in connection with the Business set forth on Schedule 1.2.3 hereto, each such assignment subject to Seller's good faith efforts to obtain such assignment;

     1.2.4 all warranty, return and service obligations of CSS customers and vendors as set forth on Schedule 1.2.4 hereto;

     1.2.5     SCSI Accessed Fault Tolerant Enclosures
Specification License (the "SCSI License") between Intel
Corporation and Conner Peripheral Corporation. Seller will use its good faith efforts to obtain the consent of Intel Corporation to the assignment of Seller's rights in the SCSI License to Purchaser; and

     1.2.6 all open customer orders received in connection with the Business set forth on Schedule 1.2.6 hereto on or before the Closing Date.

     1.3  Excluded Assets and Liability.  Seller shall retain and
Purchaser shall not acquire or assume the following ("Excluded
Assets" and "Excluded Liabilities"):

     1.3.1 corporate minute books, financial books and records, and tax returns of Seller other than those relating to the Business;

     1.3.2 all accounts receivable, any cash, bank accounts, deposits with utilities or suppliers and joint MIS facilities currently shared with other facilities of Seller will remain the property of Seller; provided that Purchaser shall be entitled to receive any accounts receivable for Selected Assets which are subject to open customer orders as of the Closing Date.

     1.3.3 subject only to Section 1.4.3 hereof, all accounts payable for items delivered to CSS before the Closing Date will remain the property or obligation of Seller;

     1.3.4 all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages ("Losses") arising out of, resulting from, or incident to, acts or events occurring before the Closing Date related to the Selected Assets;

     1.3.5 all Losses arising out of, resulting from, or incident to, acts or events occurring before the Closing Date related to the Assumed Contracts assigned to Purchaser;

     1.3.6 any salaries, wages, commissions, bonuses, benefits and other amounts payable to Seller's employees of the Business through the Closing Date; and

     1.3.7 all Losses and liabilities not expressly assumed pursuant to Section 1.4 below.

     1.4  Assumption of Liabilities.  On the Closing Date,
Purchaser will assume the following, and only the following liabilities of Seller:

     1.4.1 all Losses arising out of, resulting from, or incident to, acts or events occurring after the Closing Date related to the Selected Assets;

     1.4.2 all Losses arising out of, resulting from, or incident to, acts or events occurring after the Closing Date related to the Assumed Contracts assigned to Purchaser;

     1.4.3 all accounts payable incurred by Seller relating to goods ordered in the conduct of the Business with Purchaser's written consent after the date of execution of this Agreement but not received prior to the Closing Date;

     1.4.4 all liabilities, responsibilities and obligations in respect to litigation brought or claims made under any legal theory whatsoever against Seller and/or Purchaser by or on behalf of third parties, including without limitation any government, which result from occurrences arising after the Closing with respect to the conduct of the Business or ownership of the Selected Assets by Purchaser; and

     1.4.5 any liability to Seller's employees in its CSS division hired by Purchaser whether direct or indirect, accrued or absolute, or contingent or otherwise, relating to any event, occurrence or set of facts arising after the Closing Date.

     1.5 Purchase Price. The purchase price for the Selected Assets and Assumed Contracts shall be $2,640,360.00 plus the royalty payments due under the Technology License (as defined below) (the "Purchase Price"). The parties shall increase or decrease the portion of the Purchase Price due under Section 1.6.5 to reflect changes in the quantity of Selected Assets based on CSS inventory fluctuations after the date of execution of this Agreement and before the Closing Date. The amount of such increase or decrease shall be determined in accordance with the value of the Selected Assets added to or subtracted from the CSS inventory, as set forth on the appropriate Schedule to this Agreement.

     1.6 Terms of Payment. Purchaser shall pay to Seller the Purchase Price in immediately available funds according to the following schedule:

     1.6.1 $250,000 upon Seller's and Purchaser's execution of this Agreement;

     1.6.2     $250,000 at the Closing;

     1.6.3 $200,000 at the Closing as partial payment for an initial delivery by Seller to Purchaser of a portion of the disc drives set forth on Schedule 1.1.2 valued by Seller at $300,000;

     1.6.4     $100,000 on or before September 30, 1996; and

     1.6.5 $1,840,360, payable in installments on or before September 30, 1996 and subject to Section 1.5. Upon receipt of each such installment, Seller will release to Purchaser an equivalent number of disc drives from those set forth in Schedules
1.1.2 and 1.2.2 not previously acquired by Purchaser. Title to each disc drive will transfer from Seller to Purchaser on the date of Seller's receipt of payment therefor from Purchaser, provided, however, that Seller reserves the right to offset against disc drive payments amounts due under Section 6.8.3 of this Agreement.

     1.7 Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Selected Assets shall be made by such bills of sale and other instruments of assignment, transfer and conveyance prepared by Seller and in form and substance reasonably required by Purchaser.

     1.8 Purchase Price Allocation. Each of the parties agrees to report this transaction for state, federal and other tax purposes in accordance with the allocation of the Purchase Price reflected in Section 1.6, and not to file any tax return or report or otherwise take a position with federal, state or other tax authorities which is inconsistent with such allocation.

     1.9 Transfer Taxes. All sales, use, value-added, gross receipts, excise, registration, stamp duty, transfer or other similar taxes or governmental fees ("Transfer Taxes") imposed or levied by reason of, in connection with or attributable to this Agreement and the transactions contemplated hereby shall be borne equally by Seller and Purchaser. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any Transfer Taxes.

     1.10 Proration of Certain Items. There shall be apportioned between Seller and Purchase as of 12:01 a.m. the day following the Closing Date all real and personal property taxes, gross receipts taxes, sales and use taxes (except for Transfer Taxes), inventory and ad valorem taxes, rent, utility charges, equipment lease payments and all other charges customarily apportioned in connection with a transfer of real property. The parties shall estimate such prorations at the Closing based upon the most recent assessments and the appropriate party shall make payment therefor at the Closing, with any adjustments based on actual assessments rendered thereafter to be paid by the appropriate party promptly after receipt of written notice thereof.

2.   TECHNOLOGY LICENSE.

     2.1 Grant of License. Seller hereby grants Purchaser an exclusive license (the "Technology License") to use Seller's technical data, know-how, technical drawings, designs, software code, specifications, written procedures and other intellectual property (the "Technology") related to the Business as it exists on the Closing Date, which license shall be deemed assigned to Purchaser effective upon the date Seller receives full payment from Purchaser of all "Royalties" (as defined below).

     2.2 Payment of Royalties. Within 30 days after the end of each calendar quarter during the period of October 1, 1996 through December 31, 1997, Purchaser shall pay Seller royalties (the "Royalties") equal to 5% of Purchaser's gross revenues for such quarter derived directly or indirectly from sales of all storage subsystems and software (excluding disc drives) which use, incorporate, are based on or were produced in connection with the use of the Technology, and from all payments or consideration booked as revenues in respect of the licensing or like disposition of the Technology.

     2.3 Assignment of License. Under no circumstance may Purchaser enter into a sublicense of its rights and obligations under the Technology License before January 30, 1998 without
Seller's prior written consent, unless Purchaser has paid Seller at least $800,000 in Royalties.

     2.4  Survival.  This Section 2 shall survive the Closing.

3.   CLOSING.

     3.1 The Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Mateer & Harbert, P.A., 225 E. Robinson St., Suite 600, Orlando, Florida 32801, on May 31, 1996, or at such other time or place as the parties shall mutually agree (the "Closing Date").

     3.2  Actions at the Closing.  At the Closing:

     3.2.1 Purchaser will deliver a cashier's check or proof of wire transfer payable to the Seller pursuant to Sections 1.5 and
1.6 hereof; and

     3.2.2 Seller will execute and deliver to the Purchaser a bill of sale and assignment of assets and all other affidavits, bills of sale, endorsements, assignments and other instruments as necessary or appropriate in Purchaser's reasonable discretion to sell, convey, assign, transfer and deliver to Purchaser good title, free and clear of all liens or encumbrances, to all the Selected Assets and to evidence the due execution, delivery and performance of the Agreement and satisfaction of the conditions and obligations of the Seller hereunder.

     Simultaneously with the Closing, Seller, through its officers, agents and employees, shall put Purchaser into full possession and enjoyment of the Selected Assets and Assumed Contracts to be conveyed and transferred by this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Except as set forth in Exhibit A (the "Disclosure Letter"),
Seller represents and warrants to Purchaser as follows:

     4.1 Organization; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to, and is entitled to, carry on the Business as now conducted and to own or lease the Selected Assets and properties represented by the Assumed Contracts. Seller is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure so to be qualified would not have a material adverse effect on the Business, Selected Assets or Assumed Contracts.

     4.2 Authority. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Seller. Seller will deliver to Purchaser at closing such corporate resolutions and other documents reasonably required by Purchaser to evidence Seller's authority to consummate this transaction.

     4.3 Effect of Agreement. The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default under or violation of, or result in the creation of any lien, charge or encumbrance against the Selected Assets or Assumed Contracts pursuant to any provision of the Articles of Incorporation or Bylaws of Seller, and any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting Seller, the Selected Assets or Assumed Contracts, nor will it give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration, or cancellation, in or with respect to any of the Selected Assets or Assumed Contracts.

     Except as specifically disclosed by Seller to Purchaser in writing with respect to the Assumed Contracts or as other wise set forth in this Agreement, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of the Seller to permit the consummation of the transactions contemplated by this Agreement, including the transfer to Purchaser of all right, title and interest in and to the Selected Assets, free and clear of any liens.

     4.4 Title to Selected Assets. Seller has good and marketable title to all of the Selected Assets, all of the Selected Assets are free and clear of restrictions on or conditions to transfer or assignment, and at the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good title to all of the Selected Assets free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions. Seller will warrant and defend the title to the Selected Assets against the lawful claims of all persons whomsoever. All of the Selected Assets are located at the Facility.

     4.5 Litigation. There is no action, suit, or investigation in progress or pending before any court or governmental agency against Seller in connection with the Selected Assets or Assumed Contracts, nor to Seller's knowledge after due inquiry, is there any basis for any such claim, suit or other proceeding. There is no suit, action, investigation or other proceeding commenced, pending or, to Seller's knowledge, threatened against or affecting Seller in any court or before any tribunal or governmental body, in which it is sought to restrain or prohibit the ability of Seller to perform the material obligations required of it under this Agreement or the consummation of the transactions contemplated herein.

     4.6 Intellectual Property. Seller has taken all necessary steps to protect its proprietary, confidential and trade secret rights regarding the intellectual property set forth on Schedule
1.1.5 hereto and, none of such rights has heretofore been assigned, transferred, licensed or otherwise made available to any third party. To Seller's knowledge, no proceedings have been instituted or, to the knowledge of Seller after due inquiry, threatened, nor has any claim been made, against Seller alleging any such infringement or violation of such intellectual property. For the intellectual property listed on Schedule 1.1.5 which Seller uses, but does not own, Seller is licensed to use and transfer such intellectual property and is not in breach of, or default under, such license agreements and no breach or default will occur as a result of the transactions contemplated herein.

     4.7 Employees. Schedule 4.7 contains a list of the names, titles, job description, aggregate annual compensation and severance benefits of certain persons employed by Seller in the Business ("Business Employees"). Seller has no written employment contract with any of the Business Employees except as set forth on
Schedule 4.7.

     4.8 Brokers or Finders. Seller is not obligated, directly or indirectly, to any person for brokerage or finders' fees, agents' commissions or any similar charges in connection with this Agreement.

     4.9 Financial Information. Seller has previously furnished to Purchaser true and correct copies of the unaudited financial statements of the Business covering the period from January 1, 1995, through March 31, 1996 (the "Financial Information"). To the best of Seller's knowledge, the Financial Information is accurately derived from the financial books and records of Seller and fairly presents the results of operations and the financial condition purported to be reflected therein in conformity with Seller's internal financial reporting standards consistently applied.
Seller makes no representations or warranties with respect to financial forecasts contained in or implied by the Financial Information.

     4.10 Operation in the Ordinary Course. Since July 1, 1995, the Business has been operated, and, as of the Closing Date will have been operated, in the ordinary course, except to the extent that Purchaser has otherwise agreed (or may prior to the Closing Date otherwise agree) in writing or as is expressly contemplated by this Agreement.

     4.11 Compliance with Law. Seller's conduct of the Business does not violate any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, including, without limitation, civil rights legislation, equal employment opportunity legislation, occupational safety and health legislation, legislation pertaining to illegal bribes or kickbacks, and Purchaser will not after the Closing incur any liability or obligation as a result of any such violation or default existing at the Closing or arising or accruing thereafter but based upon conditions existing at the Closing.

     4.12 Taxes. There is no tax audit or examination now pending or, to the Seller's knowledge, threatened with respect to Seller which to Seller's knowledge would have a material adverse impact on Seller's ability to perform its obligations under this Agreement.


     4.13 Licenses and Permits. Seller holds all licenses and permits required by federal, state or local governmental agencies and essential for the operation of the Business.

     4.14 Execution of Lease. Seller and the landlord of the Facility shall have consented to the lease or sublease of the Facility to purchaser on the same terms provided to Seller immediately before the Closing Date.

     4.15 Performance of Contracts. Seller is not in default under, nor has it breached any provision of, any contract, agreement, lease, permit, license, instrument, indenture, or other obligation of the Seller pertaining to the Selected Assets or Assumed Contracts, and there are no oral modifications or past practices inconsistent with the written terms of any of the foregoing. All of such contracts, agreements, leases, permits, licenses, instruments, indentures and other obligations are
presently in full force and effect.   To the knowledge of Seller,
the other parties to such contracts, agreements, leases, permits, licenses, instruments, indentures or other obligations have complied with their obligations thereunder and are not in breach thereof. Seller has fully performed each such term, condition and covenant of each such contract, agreement, lease, permit, license, instrument, indenture or other obligation required to be performed on or prior to the date hereof. Seller knows of no state of facts which, with the giving of notice or the passing of time; or both, would give rise to any default.

5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser represents and warrants to Seller as follows:

     5.1 Organization. Purchaser is a corporation duly organized and validly existing under the laws of the State of Florida. Purchaser has all requisite corporate power and authority to, and is entitled to, carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Purchaser is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure so to be qualified would not have a material adverse effect on the business or assets of Purchaser.

     5.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Purchaser.

     5.3 Brokers or Finders. Purchaser is not obligated directly or indirectly, to any person for brokerage or finders' fee, agents' commissions or similar charges in connection with this Agreement.

     5.4 Litigation. To Purchaser's knowledge, there is no suit, action, investigation or other proceedings commenced, pending or threatened against or affecting Purchaser in any court or before any tribunal or governmental body, in which it is sought to restrain, prohibit or adversely affect the ability of Purchaser to perform the obligations required of it under this Agreement or the consummation of the transactions contemplated herein.

6.   COVENANTS OF SELLER.

     The Seller covenants and agrees as follows:

     6.1 Operation of Business Prior to Closing Date. During the period from the date of this Agreement up to the Closing Date, Seller shall use its best efforts to (i) use the Selected Assets in the usual, regular and ordinary course and in substantially the same manner as heretofore used, (ii) preserve existing business relationships with Business Employees and others directly involved with the Business, (iii) conduct the Business in compliance with all applicable laws and regulations, (iv) maintain insurance against loss or damage to the Selected Assets and such other insurance with respect to the Selected Assets as has heretofore been maintained, (v) not sell, dispose of or encumber or enter into any agreement for the sale, disposition or encumbrance of, all or any part of the Selected Assets, except in the ordinary course of business, (vi) not enter into any employment contract with a Business Employee or increase the annual compensation of a Business Employee, (vii) perform in all material respects all of its obligations under the Assumed Contracts, and (viii) not voluntarily take action which would make the representations and warranties contained in Section 3 untrue. Seller will not enter into any contract or commitment with respect to the Selected Assets or the Assumed Contracts, other than in the ordinary course of business, without Purchaser's prior written consent.

     6.2 Access and Assistance. From the date of execution of this Agreement and up to the Closing Date, Seller will continue to make available to and allow Purchaser and its authorized agents access to Seller's business records and shall cause Seller's employees and agents to reasonably cooperate with Purchaser in an examination of the Selected Assets and Assumed Contracts and to disclose to and discuss with Purchaser the financial condition and business operations of the Business.

     6.3 Use of MRP and Voicemail Systems. Seller shall provide Purchaser with reasonable use of the MRP and voice mail systems currently on Seller's computers in the San Jose, California and Lake Mary, Florida facilities shared by Seller and CSS without additional charge from the Closing Date and up to the earlier of ninety (90) days after the Closing Date or when Seller ceases to utilize such systems.

     6.4  Future Disc Drive Purchases.

          6.4.1 On or after the Closing Date, Purchaser may acquire the disc drive models listed on Schedule 1.2.2 from Seller at prices less than or equal to those listed on Schedule 1.2.2. Seller will process Purchaser's disc drive orders in accordance with Seller's then existing standard procedure. Seller will deliver such disc drives to Purchaser in accordance with Purchaser's instructions to the extent reasonably feasible. Purchaser acknowledges that Seller cannot guarantee the future availability of its disc drives nor that Seller will produce such disc drives for any specific period of time. All disc drives will be subject to prior sale. Seller may terminate the production of any disc drives at any time at its sole discretion.

          6.4.2 Within thirty (30) days after the Closing Date, Seller and Purchaser will enter into an Original Equipment Manufacturer Agreement ("OEM Agreement") concerning Purchaser's acquisition of new disc drive models not currently produced by Seller in CSS products. These replacement disc drives, their prices, terms and conditions, as well as such other terms, including product information, credit, payment, prices and original equipment manufacturer certification will be set forth in the OEM Agreement.

     6.5 No Actions to Make Representations Untrue. Seller shall not take any action that would result in any of the representations and warranties of Seller set forth in this Agreement becoming materially untrue or in any of the conditions of the Closing set forth in Section 9 not being satisfied.

     6.6 Legal Requirements. Seller will comply promptly with all legal requirements which may be imposed on Seller with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to the Purchaser in connection with any such requirements imposed upon the Purchaser in connection with the consummation of the transactions contemplated by this Agreement. Seller obtain (and will cooperate with the Purchaser in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made by Seller (or by the Purchaser) in connection with the taking of any action contemplated by this Agreement, except where Seller is exempted from taking such action by the terms of this Agreement.

     6.7 Consummation of Transaction. Seller will execute and deliver, or cause to be executed and delivered, such affidavits and bills of sale, endorsements, assignments, consents and other instruments reasonably necessary to put Purchaser in possession of the Selected Assets and Assumed Contracts acquired hereunder.

     6.8  Employment by Purchaser of Business Employees.

          6.8.1 Negotiation with Business Employees. On or after the date of execution of this Agreement, Purchaser may negotiate with Business Employees for their employment with Purchaser to be effective on the Closing Date. Seller shall assist Purchaser in hiring and retaining the services of current Business Employees whom Purchaser desires to employ. All Business Employees will remain on Seller's payroll, through and including the Closing Date, unless they voluntarily terminate their employment.

          6.8.2 No Obligation to Hire Business Employees. Seller understands and agrees that (a) Purchaser is under no obligation to offer employment with Purchaser to any employees of Seller, (b) it is within the sole discretion of Purchaser to determine to whom offers of employment with Purchaser will be extended and from whom such offers will be withheld, (c) it is within the sole discretion of Purchaser to determine the terms of employment to be offered to such employees, and (d) those employees of Seller who are given offers of employment with Purchaser will become new employees of Purchaser to be effective on the Closing Date for all purposes, including but not limited to that of determining their eligibility for Purchaser's employment benefits.

          6.8.3 Severance Costs for Remaining Business Employees. Seller will discharge its obligation, if any, to pay accrued salary, accrued vacation, employee benefits, insurance premiums and other contractual severance benefits ("Severance Costs") with respect to all Business Employees not hired by Purchaser on or before the Closing Date; provided that Purchaser will reimburse Seller for that portion of the aggregate Severance
Costs which exceeds $100,000.   Notwithstanding the foregoing,
Seller will pay all Severance Costs associated with Seller's termination of the employment of Joel Appelbaum and Bernie Wu without reimbursement from Purchaser.

     6.9 Due Diligence/Confidentiality. From the date of execution of this Agreement and up to the Closing Date, Purchaser, its attorneys, accountants and representatives will have access to all information relevant to the business, operations, accounts, records, contracts, inventory, fixed assets and customers of the Business; including without limitation, copies of Price Waterhouse's compliance testing work papers relating to Seller's review of the Business. Purchaser acknowledges that its satisfactory completion of due diligence is not a pre-condition to the Closing.

     6.10 Notice of Certain Events.  Seller shall promptly notify
Purchaser of any material adverse change to the Selected Assets or Assumed Contracts which occurs subsequent to the date of execution of this Agreement and prior to the Closing Date.

     6.11 Waiver of Bulk Sales Notice Compliance. Purchaser waives compliance with the notice and other provisions of any laws relating to bulk sales and bulk transfer of assets which may be applicable to the transactions contemplated by this Agreement. Seller agrees to pay all valid accounts payable relating to the Business for the time period preceding the Closing.

     6.12 Subsequent Actions. After the Closing Date, and from time to time, Seller shall, promptly upon request by Purchaser, execute and deliver such other instruments of sale transfer, conveyance and/or assignment and take such action as Purchaser may reasonably request in order more effectively to transfer, convey and assign to Purchaser, or to confirm Purchaser's title to, the Selected Assets and Assumed Contracts to Purchaser and to put Purchaser in possession and control thereof and to assist Purchaser in exercising all rights with respect thereto. All such documents shall be in form reasonably satisfactory to Seller's legal counsel.

     6.13 Tax Returns; Taxes. Seller agrees to continue to timely file all federal, state and local tax returns relating to any taxes required to be filed by it in connection with its ownership of the Selected Assets and Assumed Contracts before the Closing Date and, subject to Section 1.9, to pay all taxes due pursuant to such returns and reports.

     6.14 Updating of Disclosure Letter. Seller shall deliver to Purchaser at least one full day prior to the Closing Date a Supplemental Disclosure Letter which shall reflect any changes or additions required to update the disclosure set forth in the Disclosure Letter to make it true and correct as of the Closing Date.

     6.15 Covenant Not to Compete. For a period of three years from the Closing Date, and provided Purchaser is not in breach of the Technology License, Seller, its affiliates, and each of them, shall not, individually or collectively, anywhere in the world,

          6.15.1 directly or indirectly compete with Purchaser in a business utilizing the technology covered by the Technology
License;

          6.15.2 solicit for employment, or advise or recommend to any other person that such person employ, or solicit for employment, any Business Employee hired by Purchaser on or before the Closing Date without Purchaser's written consent, which may be granted or withheld in Purchaser's sole discretion;

          6.15.3 Seller acknowledges that the duration and geographic scope of this covenant not to compete is reasonable and that this covenant not to compete is a material inducement to Purchaser entering into this Agreement. If for any reason any court of competent jurisdiction shall find the provisions of this
Section 6.13 unreasonable in duration or in geographic scope, the prohibitions herein shall be restricted to such time and geographic areas as such court determines to be reasonable; and

          6.15.4 Seller and its affiliates, jointly and severally, recognize that any breach of this Section 6.15 by any of them is likely to result in irreparable injury to Purchaser and agree that Purchaser shall be entitled, if it so elects, to institute and prosecute proceedings, either in law or in equity, to obtain damages for any breach of this Agreement by any of them, or to enjoin any of them from activities in violation of this Agreement. The rights and remedies provided in this Section in favor of Purchaser shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights and remedies available to Purchaser under this Agreement and the instruments and agreements delivered pursuant to this Agreement.

     For purposes of this Agreement, the term "affiliates" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Seller.

7.   COVENANTS OF PURCHASER.

     Purchaser covenants and agrees as follows:

     7.1 No Actions to Make Representations and Warranties Untrue. The Purchaser shall not take any action that would result in any of the representations and warranties of the Purchaser set forth in this Agreement becoming materially untrue or in any of the conditions to the Closing set forth in Section 9 not being substantially satisfied.

     7.2 Compliance with Legal Requirements. The Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Seller in connection with any such requirements imposed upon Seller in connection with the consummation of the transactions contemplated by this Agreement. The Purchaser will take all reasonable actions necessary to obtain (and will cooperate with Seller in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by the Purchaser (or by Seller) in connection with the taking of any action contemplated by this Agreement.

8.   ADDITIONAL AGREEMENTS.

     8.1 Public Disclosure. Before the date of execution of this Agreement neither Purchaser nor Seller shall, and each shall direct its representatives not to, directly or indirectly, make any comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of, discussions regarding a possible transaction between the parties hereto or any of the terms, conditions or other aspects of the transactions contemplated by this Agreement, except as required by law or necessary to communicate with their respective attorneys and consultants. If a party to this Agreement is required by law or reporting obligations of a regulatory inquiry to make any such disclosure, it shall first provide to the other party the contents of the proposed disclosure, the reasons why such disclosure is required by them and the time and place that the disclosure will be made. Prior to the date of execution of this Agreement, each party will prepare mutually acceptable press releases for immediate dissemination upon Closing.

     8.2 Expenses. Except as otherwise provided in this Agreement, each party will bear its own expenses incident to the negotiation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, all fees of its legal counsel, accountants, consultants, brokers and investment brokers, whether or not such transactions are consummated.

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.

     The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller.

     9.1 Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date and Purchaser shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

     9.2 Certificate. Seller shall have been provided with a certificate executed by the President, Chief Executive Officer or Chief Financial Officer of Purchaser to the effect that, as of the Closing Date:

          9.2.1 all representations and warranties made by Purchaser under this Agreement are true and complete; and

          9.2.2 all covenants, obligations and conditions of this Agreement to be performed by Purchaser on or before such date have been so performed.

     9.3 Governmental Approvals. All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or have occurred.

     9.4 Closing Documents. Seller shall have received all closing documents required to be delivered to it pursuant to this Agreement.

     9.5 No Litigation. No action, suit, proceeding or investigation shall be pending or threatened before any government entity, domestic or foreign, to restrain or prohibit, or to obtain specific damages, in respect of this Agreement or the consummation of the transactions contemplated hereby.

     9.6 Execution of Lease. Purchaser shall have entered into and executed a lease or sublease for the Facility, provided such terms need not be more favorable to Purchaser than those provided to Seller under the Lease, upon terms and conditions acceptable to Purchaser in its sole discretion.

10.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER.

     The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser.

     10.1 Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

     10.2 Certificate. Purchaser shall have been provided with a certificate executed by an authorized officer of Seller to the effect that, as of the Closing Date:

          10.2.1 all representations and warranties made by Seller under this Agreement are true and complete; and

          10.2.2 all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed.

     10.3 Governmental Approvals. All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and expirations of waiting periods imposed by, any governmental entity, domestic or foreign, necessary for the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained or filed or have occurred.

     10.4 Closing Documents. Purchaser shall have received all closing documents required to be delivered to it pursuant to this Agreement.

     10.5 No Litigation. No action, suit, proceeding or investigation shall be pending or threatened before any government entity, domestic or foreign, to restrain or prohibit, or to obtain specific damages, in respect of this Agreement or the consummation by Seller of the transactions contemplated hereby.

     10.6 Certificates. Seller shall have obtained certificates of good standing from the Delaware and Florida Secretaries of State as to the good standing of Seller and from the Delaware and Florida tax authorities as to due payment by Seller of all taxes due, and shall have provided Purchaser with true and correct certified copies thereof.

     10.7 Execution of Lease. Prior to the Closing, the landlord of the Facility shall have consented in writing and Seller shall have executed a lease or sublease of the Facility to Purchaser, in form and substance reasonably satisfactory to Purchaser, and on the same terms provided in the lease between Fleet National Bank, N.A. and Archive Corporation dated as of May 1, 1992, as amended, provided such terms need not be more favorable to Purchaser than those provided to Seller under the Lease.

     10.8 Agreement Termination. If any of the following conditions are not waived in writing by Purchaser or, through no fault of Purchaser, satisfied by Purchaser by the Closing Date, this Agreement shall terminate and all monies paid by Purchaser to Seller pursuant to Section 1.6 of this Agreement shall be returned to Purchaser by Seller and neither party shall have any further rights, duties or obligations to the other as a result of this
Agreement:   (a) the Selected Assets are not significantly damaged,
destroyed or lost; and (b) the conditions forth in Sections 10.1 through 10.7 have been met.

11.  INDEMNIFICATION.

     11.1 Indemnification. Each of the parties (individually the "Indemnifying Party") to this Agreement hereby agrees to indemnify and hold harmless the other party (individually the "Indemnified Party") from and against all third-party claims or actions for losses, damages, liabilities, costs and expenses, including reasonable attorneys fees and costs (collectively, an "Indemnifiable Loss"), arising from any material breach of such other party's representations, warranties and covenants contained herein.

     11.2 Notice of Claim. If and when the Indemnified Party wants to assert a claim for an Indemnifiable Loss against the Indemnifying Party pursuant to this Article 11, the Indemnified Party shall deliver to the Indemnifying Party a statement signed by an executive officer of the Indemnified Party (the "Notice of Claim") which states: (i) the amount of the Indemnifiable Loss, as paid or estimated; (ii) the individuals items of loss, damage, liability, cost, expense or deficiency comprising the Indemnifiable Loss; (iii) the date the Indemnified Party paid or expects to pay the Indemnifiable Loss; and (iv) the basis under this Agreement for the Indemnifiable Loss.

     11.3 Response to Notice of Claim. The Indemnifying Party shall have 15 days (excluding weekends and holidays )from the date of its receipt of the Notice of Claim to respond to such notice. Claims set forth in a Notice of Claim and not resolved or paid within 60 days following the date of receipt of the Notice of Claim shall be submitted to arbitration in accordance with Section 12.12 of this Agreement.

     11.4 Survival.  This Article 11 shall survive the Closing.


12.  MISCELLANEOUS PROVISIONS.

     12.1 Survival of Representations, Warranties and Covenants.
The respective representations, warranties and covenants of each party hereto contained herein shall survive the Closing.

     12.2 Assignment, Successors and Assigns.

          12.2.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          12.2.2 Neither party to this Agreement may assign its rights and obligations hereunder without the other party's prior written consent.

     12.3 Notices. All notices or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by Federal Express or a similar courier, personal delivery or certified or registered air mail, addressed as follows:

     If to Seller:  Seagate Peripherals, Inc.
                    3081 Zanker Road
                    San Jose, California 95134
                    Attn:  Peter G. Knight

     with a copy to:     Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attn:  Larry W. Sonsini, Esq.

     If to Purchaser:    Intelligent Manufacturing Systems, Inc.
                         541 South Orlando Ave., Suite 310
                         Maitland, Florida 32751
                         Attn:  R. Daniel Smith

     with a copy to:     Thomas R. Harbert, Esq.
                         Mateer & Harbert, P.A.
                         225 E. Robinson St., Suite 600
                         Orlando, Florida 32801

Any of the addresses or addressees set forth above may be changed from time to time by written notice from the party requesting the change.

     12.4 Alterations and Waivers. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless m writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.

     12.5 Governing Law. This agreement shall be construed, governed and enforced in accordance with the laws of the State of Florida, without reference to its choice of law provisions. The parties hereby acknowledge that jurisdiction and venue for any action or proceeding brought to enforce or interpret the terms of this Agreement shall lie in the state or federal courts sitting in Orange County, Florida.

     12.6 Severability. In the event any provision of this Agreement or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement shall remain in full, force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

     12.7 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than Purchaser and Seller any legal or equitable right, remedy or claim under or with respect to this Agreement, the Selected Assets or the Assumed Contracts.

     12.8 Integration and Entire Agreement. This Agreement, the Non-Disclosure Agreement and the Exhibit A, Schedules and other documents referred to herein set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof and merge all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as contained herein.

     12.9 Counterparts. For the convenience of the parties, this Agreement May be executed in one or more counterparts; each of which shall be deemed an Original, but all of which together constitute one and the same instrument.

     12.10 Headings. All Section headings and captions are inserted solely for convenience of reference, are not to be considered a part of this Agreement and shall not affect the meaning or interpretation hereof.

     12.11 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of thus Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     12.12     Arbitration.  Except as otherwise allowed under
Section 6.15 of this Agreement, the parties agree to resolve all disputes arising under the terms of this Agreement which cannot be resolved by direct negotiation, by resort to the alternate dispute resolution procedures set forth in this Section; provided, however, that either party may apply to a court of competent jurisdiction for the issuance of a temporary injunction in order to maintain the status quo ante during the pendency of alternate dispute resolution proceedings. The parties agree that the dispute will first be submitted to non-binding mediation in accordance with the rules of the Florida Bar. If the parties are unable to agree upon a mediator or if mediation is unsuccessful, then the dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. If either party refuses to join in a request for the appointment of the mediator or arbitrator within ten days after notice from the other party, then the party giving notice may proceed with the application for the appointment of a mediator or arbitrator ex parte. The parties agree that the cost of mediation will be divided equally between them. The cost of arbitration will be divided equally between the parties, unless, the arbitrator, in its discretion, determines that the nonprevailing party should bear the cost of arbitration. The arbitrator shall award attorneys fees to the prevailing party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

          "SELLER"

          SEAGATE PERIPHERALS, INC.,
          a Delaware corporation


          By:  /s/ Peter G. Knight
          Title:    Senior Vice President



          "PURCHASER"

          INTELLIGENT MANUFACTURING SYSTEMS, INC., a Florida corporation


          By:  /s/ R. Daniel Smith
          Title:    Chief Executive Officer




Exhibit 10.3

                      AMENDMENT NO. 1 TO THE
                     ASSET PURCHASE AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Asset Purchase
Agreement between Seagate Peripherals, Inc. ("Seller") and
Intelligent Manufacturing Systems, Inc. ("Purchaser") dated May 23, 1996 (the "Agreement") is entered into by and between Seller and Purchaser effective as of June 4, 1996.

     WHEREAS, subject to the terms of the Agreement, Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller, certain selected assets (the "Selected Assets") of Seller associated with Seller's Conner Storage Systems Division.

     WHEREAS, the parties intend to amend the Agreement to clarify their understanding prior to the Closing under the Agreement.

     WHEREAS, the consideration to be received by Seller from Purchaser under Sections 1.5 and 1.6 of the Agreement shall serve as consideration for this Amendment.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Definitions. Whereas the defined terms set forth herein shall have the same meaning given them in the Agreement, unless otherwise defined herein.

     2. Trademark Registrations. Within 30 days after the date of this Amendment, and without further consideration, Seller will execute such documents necessary to register Purchaser as owner of the trademarks set forth on Schedule 1.1.5 of the Agreement.

     3. Assignment of Contracts. Section 1.2.6 of the Agreement shall be restated in its entirety to read as follows:

          All open customer orders and contracts received in connection with the Business set forth on Schedule 1.2.6 hereto on or before the Closing Date.

     4.   Excluded Assets and Liability.  Section 1.3 of the
Agreement shall be amended to add a Section 1.3.8 which shall read in its entirety as follows:

          1.3.8 All Losses arising out of, resulting from or incident to, acts or events occurring before the Closing Date related to the Technology licensed to Purchaser pursuant to Section 2 below.

     5. Purchase Price. Section 1.5 of the Agreement is amended in its entirety to read as set forth below:

          The purchase price for the Selected Assets and Assumed Contracts shall be $2,048,190.00 plus the royalty payments due under the Technology License (as defined below) (the "Purchase Price"). The parties shall increase or decrease the portion of the Purchase Price due under Section 1.6.5 to reflect changes in the quantity of Selected Assets based on CSS inventory fluctuations after the date of execution of this Agreement and before the Closing Date. The amount of such increase or decrease shall be determined in accordance with the value of the Selected Assets added to or subtracted from the CSS inventory, as set forth on the appropriate Schedule to this Agreement.

     6. Terms of Payment. Section 1.6 of the Agreement is amended in its entirety to read as set forth below:

          Purchaser shall pay to Seller the Purchase Price in immediately available funds according to the following schedule:

          1.6.1     $250,000 upon Seller's and Purchaser's
                    execution of this Agreement;

          1.6.2     $250,000 at the Closing;

          1.6.3 $315,770 at the Closing as partial payment for an initial delivery by Seller to Purchaser of a portion of the disc drives set forth on
                    Schedule 1.1.2 valued by Seller at $415,770;

          1.6.4     $100,000 on or before September 30, 1996; and

          1.6.5 $1,132,420, payable in installments on or before September 30, 1996 and subject to
                    Section 1.5.  Upon receipt of each such
                    installment, Seller will release to Purchaser an equivalent number of disc drives from those set forth in Schedules 1.1.2 and 1.2.2 not previously acquired by Purchaser. Title to each disc drive will transfer from Seller to Purchaser on the date of Seller's receipt of payment therefor from Purchaser, provided, however, that Seller reserves the right to offset against disc drive payments amounts due under Section 6.8.3 of this Agreement.

     7.   Technology License.

          7.1 Grant of License. Section 2.1 of the Agreement shall be amended in its entirety to read as follows:

               Seller hereby grants Purchaser an exclusive license (the "Technology License") to use and reproduce Seller's technical data, know-how, technical drawings, designs, software code (including source code and object code), specifications, written procedures and other intellectual property as more fully described on Schedule 2.1 hereto (the "Technology") related to the Business as its exists on the Closing Date. Upon payment of the "Royalties" as defined below, Seller will assign all of its right, title and interest in and to the Technology to Purchaser free and clear of any liens or encumbrances. Seller shall execute such documents of conveyance and assignment (including without limitation, assignments of any federal or state copyright and trademark registrations) as may be reasonably required by counsel for Purchaser to properly vest unencumbered title to the Technology in Purchaser. The cost of transferring the Technology (excluding the respective parties' attorney's fees) shall be split equally between the parties.

          7.2 Payment of Royalties. Section 2.2 of the Agreement shall be amended in its entirety to read as follows:

               Within 30 days after the end of each calendar quarter during the period of October 1, 1996 through December 31, 1997, Purchaser shall pay Seller royalties (the "Royalties") equal to 5% of the Purchaser's Gross Revenues for such quarter. Gross Revenues shall be defined as all monetary amounts booked as revenue which are derived directly or indirectly from (i) sales, licensing, leasing or other transfer of all storage subsystems and software (excluding disk drives) which use, incorporate, are based on or were produced in connection with the use of the Technology, and
               (ii) the licensing or like disposition of the Technology.

          7.3 Assignment of License. Section 2.3 of the Agreement shall be amended in its entirety to read as follows:

               Under no circumstance may Purchaser sublicense or assign its rights and obligations under this
               Section 2 before January 30, 1998 without Seller's prior written consent, unless Purchaser has paid Seller at least $800,000 in Royalties. Notwithstanding the above, Seller hereby consents to Purchaser's proposed sublicense of the Technology to Siemens Nixdorf International.

     8.   Representations and Warranties of Seller.

          8.1 Effect of Agreement. Section 4.3 of the Agreement shall be amended in its entirety to read as follows:

               The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default under or violation of, or result in the creation of any lien, charge or encumbrance against the Technology, Selected Assets or Assumed Contracts pursuant to any provision of the Articles of Incorporation or Bylaws of Seller, and any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting the Technology, Selected Assets or Assumed Contracts, nor will it give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration, or cancellation, in or with respect to any of the Technology, Selected Assets or Assumed Contracts.

               Except as specifically disclosed by Seller to Purchaser in writing with respect to the Assumed Contracts or as otherwise set forth in this Agreement, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of the Seller to permit the consummation of the transactions contemplated by this Agreement, including the transfer to Purchaser of all right, title and interest in and to the Selected Assets, free and clear of any liens.

          8.2  Title to Selected Assets.  Section 4.4 of the
Agreement shall be amended in its entirety to read as follows:

               Seller has good and marketable title to the Technology and all of the Selected Assets, the Technology and all of the Selected Assets are free and clear of restrictions on or conditions to transfer or assignment, and at the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good title to the Technology and all of the Selected Assets free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions. Seller will warrant and defend the title to all of the Selected Assets against the lawful claims of all persons whomsoever. All of the Selected Assets are located at the Facility.

          8.3 Litigation. Section 4.5 of the Agreement shall be amended in its entirety to read as follows:

               There is no action, suit, or investigation in progress or pending before any court or governmental agency against Seller in connection with the Technology, Selected Assets or Assumed Contracts, nor to Seller's knowledge after due inquiry, is there any basis for any such claim, suit or other proceeding. There is no suit, action, investigation or other proceeding commenced, pending or, to Seller's knowledge, threatened against or affecting Seller in any court or before any tribunal or governmental body, in which it is sought to restrain or prohibit the ability of Seller to perform the material obligations required of it under this Agreement or the consummation of the transactions contemplated herein.

          8.4 Intellectual Property. Section 4.6 of the Agreement shall be amended in its entirety to read as follows:

               Seller has taken all necessary steps to protect its proprietary, confidential and trade secret rights regarding the intellectual property set forth on
               Schedule 1.1.5 hereto and the Technology and, none of such rights has heretofore been assigned, transferred, licensed or otherwise made available to any third party. To Seller's knowledge, no proceedings have been instituted or, to the knowledge of Seller after due inquiry, threatened, nor has any claim been made, against Seller alleging any such infringement or violation of a third-party's rights as a result of Seller's use of such intellectual property or the Technology. For the intellectual property listed on Schedule 1.1.5 which Seller uses, but does not own, Seller is licensed to use and transfer such intellectual property and is not in breach of, or default under, such license agreements and no breach or default will occur as a result of the transactions contemplated herein.

          8.5  Performance of Contracts.  Section 4.15 of the
Agreement shall be amended in its entirety to read as follows:

               Seller is not in default under, nor has it breached any provision of, any contract, agreement, lease, permit, license, instrument, indenture, or other obligation of Seller pertaining to the Technology, Selected Assets or Assumed Contracts, and there are no oral modifications or past practices inconsistent with the written terms of any of the foregoing. All of such contracts, agreements, leases, permits, licenses, instruments, indentures and other obligations are presently in full force
               and effect.   To the knowledge of Seller, the other
               parties to such contracts, agreements, leases, permits, licenses, instruments, indentures or other obligations have complied with their obligations thereunder and are not in breach thereof. Seller has fully performed each such term, condition and covenant of each such contract, agreement, lease, permit, license, instrument, indenture or other obligation required to be performed on or prior to the date hereof. Seller knows of no state of facts which, with the giving of notice or the passing of time; or both, would give rise to any default.

     9. Covenants of Seller. Section 6.12 of the Agreement shall be restated in its entirety to read as follows:

          After the Closing Date, and from time to time, Seller shall, promptly upon request by Purchaser, execute and deliver such other instruments of sale, transfer, conveyance and/or assignment and take such action as Purchaser may reasonably request in order more effectively to transfer, convey and assign to Purchaser, or to confirm Purchaser's title to, the Technology, Selected Assets and Assumed Contracts and to put Purchaser in possession and control thereof and to assist Purchaser in exercising all rights with respect thereto. All such documents shall be in form reasonably satisfactory to Seller's legal counsel.

     10. Agreement Termination. Section 10.8 shall be amended in its entirety as follows:

          This Agreement shall terminate and all monies paid by Purchaser to Seller pursuant to Section 1.6 of this Agreement shall be returned to Purchaser by Seller and neither party shall have any further rights, duties or obligations to the other as a result of this Agreement if through no fault of Purchaser: (a) the Selected Assets are significantly damaged, destroyed or lost before the Closing; or (b) the conditions set forth in Sections 10.1 through 10.7 have not been met as of the Closing Date.

     11. Indemnification. Section 11.3 of the Agreement shall be amended to read in its entirety as follows:

          The Indemnifying Party shall have 15 days (excluding weekends and holidays) from the date of its receipt of the Notice of Claim to respond to such notice. If the Indemnifying Party fails to object in writing to a Notice of Claim within such fifteen (15) day period, the validity of the claim shall be deemed admitted by the Indemnifying Party. Claims set forth in a Notice of Claim and not resolved or paid within 60 days following the date of receipt of the Notice of Claim shall be submitted to arbitration in accordance with Section 12.12 of this agreement.

     12.  Miscellaneous Provisions.

          12.1 Survival of Representations, Warranties and
Covenants. Section 12.1 of the Agreement shall be amended in its entirety to read as follows:

               The terms of this Agreement, and the respective representations, warranties and covenants of each party hereto contained herein shall survive the Closing.

          12.2 Counterparts. Section 12.9 of the Agreement shall be amended in its entirety to read as follows:

               For the convenience of the parties, this Agreement may be executed in one or more counterparts; each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. No Supplemental Disclosure Letter. Seller represents and warrants to Purchaser that the Supplemental Disclosure Letter set forth as Exhibit A to this Amendment is true and correct as of the date hereof.

     14. Remainder of Page Blank. The following sentence shall be added to the end of page 19 of the Agreement:


  THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

     15. This Amendment may be executed in one or more counterparts; each of which shall be deemed an original, but all of which together constitute one and the same instrument.


     Except as amended hereby, the Agreement shall remain in full force and effect. The foregoing is hereby executed as of the date first set forth above.

               "SELLER"

               SEAGATE PERIPHERALS, INC.
               a Delaware corporation


               By:    /s/ Peter G. Knight

               Title:    Senior Vice President

               "PURCHASER"

               INTELLIGENT MANUFACTURING SYSTEMS, INC.
               a Florida corporation


               By:   /s/ R. Daniel Smith

               Title:  Chief Executive Officer




EXHIBIT 10.4
              ASSIGNMENT OF ASSET PURCHASE AGREEMENT


     FOR AND IN CONSIDERATION of the mutual agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the undersigned INTELLIGENT MANUFACTURING SYSTEMS, INC., a Florida corporation ("IMS"), does hereby assign, transfer and convey unto nStor CORPORATION, INC., a Delaware corporation ("nStor"), all of the Purchaser's rights, duties and obligations under the Asset Purchase Agreement between Seagate Peripherals, Inc. and IMS dated as of May 23, 1996, as amended (the "Agreement").

     The undersigned nStor does hereby assume and agree to be bound by and to perform all of the obligations, liabilities and duties of IMS under the Agreement and does hereby indemnify and agree to hold IMS harmless from and in respect to any liability or obligation suffered by IMS under or by reason of the Agreement.

     Dated as of the   3  day of June, 1996


                    INTELLIGENT MANUFACTURING SYSTEMS, INC.

                                    /s/ R. Daniel Smith
                    By:__________________________________
                          R. DANIEL SMITH
                          Chief Executive Officer



                    nStor CORPORATION, INC.

                                    /s/ R. Daniel Smith
                    By:_________________________________
                          R. DANIEL SMITH
                          Chief Executive Officer




Exhibit 10.5

        CONSENT TO ASSIGNMENT OF ASSET PURCHASE AGREEMENT


     SEAGATE PERIPHERALS, INC. ("Seagate"), Seller under that certain Asset Purchase Agreement between Seagate and INTELLIGENT MANUFACTURING SYSTEMS, INC. ("IMS") as Purchaser, dated as of May 23, 1996, as amended (the "Agreement"), hereby consents to the assignment of all of the purchaser's rights, duties and obligations under the Agreement from IMS to nStor Corporation, Inc., a Delaware corporation; provided however, that consent to this Assignment shall not be deemed to be a release of IMS from its obligations under the Agreement. IMS agrees to be responsible for any failure by nStor to perform Purchaser's obligations under the Agreement.

     Dated as of the  3  day of June, 1996.

          SEAGATE PERIPHERALS, INC.

               /s/ Peter G. Knight
          By:________________________________
              PETER G. KNIGHT
              SENIOR VICE PRESIDENT


          Agreed to an accepted as of the  3  day of June, 1996.

          INTELLIGENT MANUFACTURING SYSTEMS, INC.

                /s/ R. Daniel Smith
          By:_______________________________
              R. DANIEL SMITH
              Chief Executive Officer




Exhibit 10.6

                      SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT has been made and entered into as of the 18th day of June, 1996, by and among nStor Corporation, Inc., a Delaware corporation (hereinafter sometimes referred to as the ("CORPORATION"), IMGE, INC., a Delaware corporation (hereinafter sometimes referred to as "IMGE") and R. DANIEL SMITH (hereinafter sometimes referred to as "SMITH").

                       W I T N E S S E T H:

     WHEREAS, nStor Corporation, Inc. is a corporation duly organized and existing under the laws of the State of Delaware; and

     WHEREAS, IMGE owns and holds one thousand two hundred (1,200) shares of the common stock of the CORPORATION, and SMITH owns and
holds   three hundred  ( 300 ) shares of the common stock of the
CORPORATION, said shares being all of the shares of the CORPORATION which have been issued and are outstanding to date; and

     WHEREAS, IMGE and SMITH (hereinafter sometimes collectively referred to as the "Shareholders") desire to memorialize and confirm certain understandings and agreements which they have reached relative to the disposition of the proceeds to be derived in the event of the dissolution and liquidation of the CORPORATION;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and undertakings herein contained and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. In the event that, at any time, the CORPORATION shall be dissolved, whether by the election of the directors and/or shareholders of the CORPORATION to do so, or by operation of law, or otherwise, then, in such event, the liquid assets of the CORPORATION and the proceeds derived from the liquidation of the CORPORATION's other assets shall, after payment of all other proper debts and obligations of the CORPORATION, be applied and distributed to the Shareholders in the following order of priority, to wit:

          First, to IMGE, until the total amount distributed to IMGE shall equal $500,000.00;

          Second, (to the extent that any funds remain after the distribution referred to above) to SMITH, until the total amount distributed to SMITH shall equal $125,000.00; and

          Third, (to the extent that any funds remain after the distributions referred to above), 80% of such remaining funds to IMGE and 20% of such remaining funds to SMITH, pari passu.

     2. Arbitration. In the event of any dispute between the Shareholders arising out of this Agreement, the same shall be submitted for arbitration to the American Arbitration Association in accordance with its rules and regulations, with whose determination the parties hereto agree to be bound. The arbitration shall be conducted in the City of West Palm Beach, Florida.

     3. No Inconsistencies in Articles or By-laws. During the continuance of this Agreement, the parties hereto shall vote continuously to prevent the Articles of Incorporation and By-laws of the CORPORATION from containing any provision which is or may be inconsistent with the terms of this Agreement.

     4. Endorsement of Certificates. Simultaneously with the execution of this Agreement, the certificates representing the shares of the stock of the CORPORATION owned by the parties hereto shall be temporarily surrendered to the Secretary of the CORPORATION for the purpose of adding the following endorsement on each share certificate:

          "The shares represented by this certificate are subject to the terms of a Shareholder's
          Agreement, dated the 18 day of June 1996, which Shareholder's Agreement contains, inter alia, provisions dealing with the disposition of proceeds derived upon the dissolution and liquidation of the CORPORATION. A copy of said Shareholder's Agreement is on file in the office of the CORPORATION and may be obtained without charge upon written request therefor."

     The share certificates surrendered as aforesaid shall be returned to the Shareholders immediately following the addition of the aforesaid endorsement thereon.

     5. Binding on Successors. This Agreement shall be binding upon and operate for the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

     6.   Miscellaneous.

          (A) If any section, sub-section, sentence, clause, phrase or portion of this Agreement shall, for any reason, be held invalid or unconstitutional by any court of competent jurisdiction, such portion shall be deemed a separate, distinct and independent provision and such holding shall not affect the validity of the remaining portions hereof which shall be enforced to the fullest extent permitted by law.

          (B)  INTENTIONALLY DELETED.

          (C) This Agreement shall be construed in accordance with the laws of the State of Florida notwithstanding the residence or domicile of any of the parties hereto now or in the future.

          (D) Any notice required by this Agreement shall be deemed to have been served if sent registered or certified mail, addressed to the party to whom such notice is intended to be given, at the address set forth above or at such other address as each party shall have previously furnished, in writing, to the Secretary of the CORPORATION.

          (E) This document contains the entire Agreement of the parties hereto with respect to the matters set forth herein and may not be changed, modified or cancelled except by written instrument, duly executed by all of said parties.

          (F) In the event that any legal action is instituted to enforce the provisions hereof, the prevailing party shall be entitled to recover, and the non-prevailing party shall be obligated to pay, all costs incurred including attorney's fees at all levels of proceedings.

          (G) Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "her" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

          (H) IMGE represents and warrants that it is acquiring its shares for its own account and not for the purpose of reselling the issues.

          (I) IMGE shall have the right of first refusal to purchase Smith's stock in the event Smith receives an offer to purchase his stock upon terms acceptable to him. IMGE will exercise its rights by giving Smith written notice of its intent within 30 days after Smith notifies IMGE in writing of such offer. Failure to exercise such rights within said 30 day period shall result in IMGE's rights hereunder being waived.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and the CORPORATION has caused these presents to be executed on its behalf and its corporate seal hereunto affixed by its duly authorized officers the day and year first above written.

Signed, sealed and delivered
in the presence of:

                         nSTOR CORPORATION, a Delaware corporation


 /s/ Thomas R. Harbert     By:  /s/ R. Daniel Smith
Thomas R. Harbert               R. Daniel Smith, President


  /s/ Dorothy Harper
   Dorothy Harper
                                   CORPORATE SEAL


                           IMGE, INC., a Delaware
                           corporation


  /s/ Thomas R. Harbert    By:  /s/ Mark F. Levy
  Thomas R. Harbert        Mark F. Levy,  V President

  /s/ Dorothy Harper
  Dorothy Harper


  /s/ Thomas R. Harbert       /s/ R. Daniel Smith
   Thomas R. Harbert               R. DANIEL SMITH


  /s/ Dorothy Harper
    Dorothy Harper







Exhibit 10.7

                         PROMISSORY NOTE


U.S. $316,000.00                                 June 18, 1996


     FOR VALUE RECEIVED, nStor Corporation, Inc., a
Delaware corporation qualified to do business in the State of Florida (hereinafter referred to as the "Maker"), promises to pay to the order of IMGE, INC., a Delaware corporation (hereinafter referred to as the "Payee"), the principal sum of THREE HUNDRED SIXTEEN THOUSAND AND NO/100 DOLLARS (U.S.$316,000.00), or so much thereof as shall have been advanced and/or readvanced by the Payee to the Maker and shall then be outstanding, together with interest thereon as hereinafter set forth.

     I. Interest. During the period commencing on the date hereof and ending on and including the Maturity Date of this Note, the principal balance outstanding hereunder shall bear interest at the rate of ten percent (10%) per annum computed on the basis of a 365 day year for the actual number of days outstanding.

     II. Maturity Date. The Maker agrees to pay the entire outstanding principal balance of the indebtedness evidenced by this Note together with all accrued but unpaid interest thereon on the 17th day of September, 1996 (the "Maturity Date").

     III. Prepayment. Maker shall have the right to prepay the indebtedness evidenced by this Note in whole or in part at any time without penalty or premium.

     IV. Security Agreement. This Note is being executed and delivered by Maker to Payee contemporaneously with the execution and delivery of a certain Security Agreement (the "Security Agreement") bearing even date herewith from Maker, as "Debtor", to Payee, as "Secured Party", as security for and securing the indebtedness evidenced by this Note and the other obligations of the Maker to the Payee (collectively the "Obligations") under the Security Agreement and the other financing agreements (the "Financing Agreements") executed by Maker to or with Payee in conjunction therewith.

     V. Default, Etc. The occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder: (i) failure of the Maker to pay to the Payee promptly, on the date when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any part of the Obligations including, but not limited to, any installment of interest or of any other fees or charges due under this Note or any other instrument evidencing or securing the Obligations and the continuation of such failure to pay for a period of ten (10) days; or (ii) the occurrence of any other default under this Note, the Security Agreement, the Financing Agreements or any other document, instrument, agreement or security agreement executed by Maker to or with Payee in conjunction herewith and/or therewith and the continuation of such default following the giving of any notice and/or the expiration of any grace period which may be required and/or provided for herein or therein; or (iii) the occurrence of any default under any security agreement which is or may be prior to the lien of the Security Agreement; or (iv) the occurrence of any default on the part of Maker under any other promissory note or security agreement, or under any other loan, financing or other agreement which Maker has heretofore entered into with and/or executed in favor of Payee, or which Maker may hereafter enter into with and/or execute in favor of Payee; or (v) [intentionally deleted]; or (vi) [intentionally deleted]; or (vii) the filing or institution by or against Maker of any petition or proceeding under any state or federal bankruptcy, insolvency or other similar law, statute, etc.; or (viii) the occurrence of any material adverse change in the condition, financial or otherwise, of Maker. Upon or at any time after the occurrence of any such default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution, or modification of all or any part of the indebtedness evidenced hereby and all other Obligations of the Maker to the Payee, howsoever created and existing, shall immediately become due and payable without demand upon or notice to the Maker, and the Payee shall be entitled to exercise the other remedies set forth in the Security Agreement, the Financing Agreements or as provided by law.

     VI. Interest on Delinquent Payments. In the event that Maker shall fail to pay any installment of interest hereunder within four (4) business days following the date upon which such installment shall have first become due and payable, then, in such event, in addition to any and all other rights and remedies available to Payee hereunder, Payee shall be entitled to receive from Maker, and Maker shall be obligated to pay to Payee, interest on such unpaid installment computed from the original due date of such installment at the rate set forth in Paragraph I above, provided, however, that upon and following the occurrence of any default under this Note (including any default resulting from the continuation of Maker's failure to pay any installment of interest following the expiration of the ten [10] day grace period referred to in Clause [i] of Paragraph V above), interest on such unpaid installment of interest and on the outstanding principal balance of the indebtedness evidenced by this Note shall be computed at the Default Rate set forth in Paragraph XIII below.

     VII. Setoff, Etc. Upon the occurrence and during the continuance of any default hereunder, the Payee is authorized, without notice to the Maker (the giving of notice being expressly waived by the Maker) to set off and apply any indebtedness owing by the Payee to the Maker against the indebtedness evidenced by this Note, although such indebtedness then be contingent or unmatured. The Payee agrees to notify the Maker after any such setoff and application; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Payee under this Paragraph VII are in addition to other rights and remedies which the Payee may have.

     VIII. Transfer of Note, Etc. The Payee may transfer this Note and deliver to the transferee(s) all or any of the property then held by the Payee as security for the indebtedness evidenced by this Note and the transferee(s) shall thereupon become vested with all the powers and rights herein given to the Payee with respect thereto; and the Payee shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the Payee shall retain all rights and powers hereby given with respect to any property not so transferred.

     IX. Waiver of Presentment, Etc. The Maker hereby waives presentment for payment, demand, notice of dishonor and protest and agrees that (a) any Collateral, lien and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to this Note may be released -- all without notice to or further reservations of rights against the Maker, any endorser, surety or guarantor and all without in any way affecting or releasing the liability of the Maker, any endorser, surety or guarantor, and (b) none of the terms or provisions hereof may be waived, altered, modified or amended except as the Payee may consent thereto in writing.

     X. Expenses, Etc. The Maker hereby agrees to pay all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Payee in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of the Payee hereunder whether or not suit be brought.

     XI. Place of Payment, Etc. Both principal and interest of this Note shall be payable in lawful currency of the United States of America to the Payee at 100 Century Boulevard, West Palm Beach, Florida 33417, or such other address designated by Holder from time to time, in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on the Maker or holder hereof by any government, or any instrumentality, authority or political subdivision thereof. The Maker agrees, upon the request of the Payee, to pay all such taxes (other than taxes on or measured by net income of the holder thereof), duties, and other charges in addition to the principal and interest evidenced by this Note.

     XII. Maximum Interest Rate, Etc. Nothing contained in this Note or in any other document, instrument or agreement between the parties hereto shall be deemed to establish or require the payment of a rate of interest in excess of the lesser of (a) seventeen and five-tenths percent (17.5%) per annum, or (b) the maximum lending rate now or at any time hereafter permitted to be charged on similar loans or extensions of credit made by any lender or creditor in the State of Florida ("Maximum Rate"). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its terms, or as a result of fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed the Maximum Rate shall be deemed not to be a credit against interest but rather a payment on account of and be automatically credited against outstanding principal evidenced hereby regardless of how the same may appear on the Payee's or the Maker's books or records or any memoranda of whatever nature evidencing the same; provided, however, no such application shall operate to cure or as a waiver of any event of default occasioning acceleration.

     XIII. Default Rate, Etc. Following the occurrence and during the continuance of any default hereunder, accrued interest and outstanding principal shall bear interest at an annual rate equal to the lesser of:

          (a)  the Maximum Rate; or

          (b)  the greater of:

               (i) the "Wall Street Journal Prime Rate" (as said term is hereinafter defined) plus five percent (5%) per annum; or

               (ii) fifteen percent (15%) per annum.

          As used herein, the term "Wall Street Journal Prime Rate" shall mean and refer to the so-called prime rate of interest as published by the Wall Street Journal from time to time. In the event that the Wall Street Journal shall cease to be published or shall cease to publish the prime rate of interest, then, in such event, the term "Wall Street Journal Prime Rate" shall be deemed to mean and refer to the prime rate of interest as published by any other publication selected by the holder of this Note in the exercise of such holder's reasonable discretion.

     XIV. Governing Law, Etc. This Note was executed and delivered by Maker to Payee in the State of Florida. The Maker agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Florida in all respects, including matters of construction, validity, and performance. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment of the indebtedness evidenced hereby and their heirs, personal representatives, successors or assigns (provided, however, this reference to "assigns" shall not be deemed or construed to authorize or permit any assignment by the Maker).

                           nSTOR CORPORATION, INC.,
                           a Delaware corporation


                           By:  /s/ R. Daniel Smith
                              R. Daniel Smith, President

                                     (CORPORATE SEAL)
Maker's Address:

 450 Technology Park Dr.
 Lake Mary, FL  32746

Exhibit 10.8

                         PROMISSORY NOTE


U.S. $1,500,000.00                                   June 18, 1996


     FOR VALUE RECEIVED, nStor Corporation, Inc., a Delaware corporation qualified to do business in the State of Florida (hereinafter referred to as the "Maker"), promises to pay to the order of IMGE, INC., a Delaware corporation (hereinafter referred to as the "Payee"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100ths DOLLARS (U.S.$1,500,000.00), or so much thereof as shall have been advanced and/or readvanced by the Payee or the then holder of this Note to the Maker and shall then be outstanding, together with interest thereon as hereinafter set forth.

     I. Interest. During the period commencing on the date hereof and ending on and including the Maturity Date of this Note, the principal balance outstanding hereunder shall bear interest at the rate of ten percent (10%) per annum computed on the basis of a 365 day year for the actual number of days outstanding. Interest computed at the rate set forth above shall be payable monthly in arrears on the 1st day of each month during the term of this Note, commencing on the 1st day of July, 1996.

     II. Maturity Date. The Maker agrees to pay the entire outstanding principal balance of the indebtedness evidenced by this Note together with all accrued but unpaid interest thereon on the 17th day of June, 1999 (the "Maturity Date").

     III. Prepayment. Maker shall have the right to prepay the indebtedness evidenced by this Note in whole or in part at any time without penalty or premium.

     IV. Security Agreement. This Note is being executed and delivered by Maker to Payee contemporaneously with the execution and delivery of a certain Security Agreement (the "Security Agreement") bearing even date herewith from Maker, as "Debtor", to Payee, as "Secured Party", as security for and securing the indebtedness evidenced by this Note and the other obligations of the Maker to the Payee (collectively the "Obligations") under the Security Agreement and the other financing agreements (the "Financing Agreements") executed by Maker to or with Payee in conjunction therewith.

     V. Default, Etc. The occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder: (i) failure of the Maker to pay to the holder of this Note promptly, on the date when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any part of the Obligations including, but not limited to, any installment of interest or of any other fees or charges due under this Note or any other instrument evidencing or securing the Obligations and the continuation of such failure to pay for a period of ten (10) days; or (ii) the occurrence of any other default under this Note, the Security Agreement, the Financing Agreements or any other document, instrument, agreement or security agreement executed by Maker to or with Payee in conjunction herewith and/or therewith and the continuation of such default following the giving of any notice and/or the expiration of any grace period which may be required and/or provided for herein or therein; or (iii) the occurrence of any default under any security agreement which is or may be prior to the lien of the Security Agreement; or (iv) the occurrence of any default on the part of Maker under any other promissory note or security agreement, or under any other loan, financing or other agreement which Maker has heretofore entered into with and/or executed in favor of Payee, or which Maker may hereafter enter into with and/or execute in favor of Payee or the then holder of this Note; or (v) [intentionally deleted]; or (vi) [intentionally deleted]; or (vii) the filing or institution by or against Maker of any petition or proceeding under any state or federal bankruptcy, insolvency or other similar law, statute, etc.; or (viii) the occurrence of any material adverse change in the condition, financial or otherwise, of Maker. Upon or at any time after the occurrence of any such default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution, or modification of all or any part of the indebtedness evidenced hereby and all other Obligations of the Maker to the Payee or the then holder of this Note, howsoever created and existing, shall immediately become due and payable without demand upon or notice to the Maker, and the Payee or the then holder of this Note shall be entitled to exercise the other remedies set forth in the Security Agreement, the Financing Agreements or as provided by law.

     VI. Interest on Delinquent Payments. In the event that Maker shall fail to pay any installment of interest hereunder within four (4) business days following the date upon which such installment shall have first become due and payable, then, in such event, in addition to any and all other rights and remedies available hereunder to Payee or the then holder of this Note, Payee or the then holder of this Note shall be entitled to receive from Maker, and Maker shall be obligated to pay to Payee or such holder, interest on such unpaid installment computed from the original due date of such installment at the rate set forth in Paragraph I above, provided, however, that upon and following the occurrence of any default under this Note (including any default resulting from the continuation of Maker's failure to pay any installment of interest following the expiration of the ten [10] day grace period referred to in Clause [i] of Paragraph V above), interest on such unpaid installment of interest and on the outstanding principal balance of the indebtedness evidenced by this Note shall be computed at the Default Rate set forth in Paragraph XIII below.

     VII. Setoff, Etc. Upon the occurrence and during the continuance of any default hereunder, Payee or then holder of this
Note is authorized, without notice to the Maker (the giving of notice being expressly waived by the Maker) to set off and apply any indebtedness owing by Payee or such holder to the Maker against the indebtedness evidenced by this Note, although such indebtedness then be contingent or unmatured. Payee or such holder shall be obligated to notify the Maker after any such setoff and application; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. The rights of Payee or such holder under this Paragraph VII are in addition to other rights and remedies which Payee or such holder may have.

     VIII. Transfer of Note, Etc. Payee and any subsequent holder of this Note may transfer this Note and deliver to the transferee(s) all or any of the property then held by the transferor as security for the indebtedness evidenced by this Note and the transferee(s) shall thereupon become vested with all the powers and rights herein given to the transferor with respect thereto; and the transferor shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the transferor shall retain all rights and powers hereby given with respect to any property not so transferred.

     IX. Waiver of Presentment, Etc. The Maker hereby waives presentment for payment, demand, notice of dishonor and protest and agrees that (a) any Collateral, lien and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to this Note may be released -- all without notice to or further reservations of rights against the Maker, any endorser, surety or guarantor and all without in any way affecting or releasing the liability of the Maker, any endorser, surety or guarantor, and (b) none of the terms or provisions hereof may be waived, altered, modified or amended except as Payee or the then holder of this Note may consent thereto in writing.

     X. Expenses, Etc. The Maker hereby agrees to pay all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Payee or the then holder of this Note in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of Payee or such holder hereunder whether or not suit be brought.

     XI. Place of Payment, Etc. Both principal and interest of this Note shall be payable in lawful currency of the United States of America to the Payee at 100 Century Boulevard, West Palm Beach, Florida 33417, or such other address designated by the then holder of this Note from time to time, in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on the Maker or the holder hereof by any government, or any instrumentality, authority or political subdivision thereof. The Maker agrees, upon the request of the holder hereof, to pay all such taxes (other than taxes on or measured by net income of the holder hereof), duties, and other charges in addition to the principal and interest evidenced by this Note.

     XII. Maximum Interest Rate, Etc. Nothing contained in this Note or in any other document, instrument or agreement between the parties hereto shall be deemed to establish or require the payment of a rate of interest in excess of the lesser of (a) seventeen and five-tenths percent (17.5%) per annum, or (b) the maximum lending rate now or at any time hereafter permitted to be charged on similar loans or extensions of credit made by any lender or creditor in the State of Florida ("Maximum Rate"). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its terms, or as a result of fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed the Maximum Rate shall be deemed not to be a credit against interest but rather a payment on account of and be automatically credited against outstanding principal evidenced hereby regardless of how the same may appear on Maker's or Payee's books or records or any memoranda of whatever nature evidencing the same, or on the books, records or memoranda of the then holder of this Note; provided, however, no such application shall operate to cure or as a waiver of any event of default occasioning acceleration.

     XIII. Default Rate, Etc. Following the occurrence and during the continuance of any default hereunder, accrued interest and outstanding principal shall bear interest at an annual rate equal to the lesser of:

          (a)  the Maximum Rate; or

          (b)  the greater of:

               (i) the "Wall Street Journal Prime Rate" (as said term is hereinafter defined) plus five percent (5%) per annum; or

               (ii) fifteen percent (15%) per annum.

          As used herein, the term "Wall Street Journal Prime Rate" shall mean and refer to the so-called prime rate of interest as published by the Wall Street Journal from time to time. In the event that the Wall Street Journal shall cease to be published or shall cease to publish the prime rate of interest, then, in such event, the term "Wall Street Journal Prime Rate" shall be deemed to mean and refer to the prime rate of interest as published by any other publication selected by the then holder of this Note in the exercise of such holder's reasonable discretion.

     XIV. Advances and Re-Advances. Subject to the conditions and limitations set forth below, Maker shall be entitled to receive from time to time, and, by accepting this Note, Payee, for itself and all subsequent holders of this Note, shall be deemed to have agreed to advance and/or re-advance, loan proceeds under this Note on a revolving credit basis, and all sums so advanced and/or re-advanced shall be deemed to be a part of the principal balance of the indebtedness evidenced by this Note and shall be deemed to be secured by the Security Agreement and any other documents, instruments and/or agreements which may now or hereafter secure this Note. Anything in the foregoing to the contrary notwithstanding, it is understood and agreed that Maker shall have no right to request or receive any advance or re-advance of loan proceeds, and the holder of this Note shall have no obligation to disburse same:

          (a) if Maker shall then be in default under this Note or under the Security Agreement or under any other document, instrument or agreement which may then secure this Note; or

          (b) if the effect of such advance will be to cause the principal balance outstanding hereunder (including any sum[s] which may have been added [or which will imminently be added] to such principal balance pursuant to any provision of this Note or of the Security Agreement or of any other document, instrument or agreement which may now or hereafter secure this Note) to exceed the sum of $1,500,000.00; or

          As a further condition precedent to Maker's right to receive any advance or re-advance of loan proceeds hereunder, Maker shall be required to serve a written request for such advance or re-advance upon the holder hereof not less than one (1) banking day prior to the date upon which Maker desires to receive such advance or re-advance.

     XV. Governing Law, Etc. This Note was executed and delivered by Maker to Payee in the State of Florida. The Maker agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Florida in all respects, including matters of construction, validity, and performance. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment of the indebtedness evidenced hereby and their heirs, personal representatives, successors or assigns (provided, however, this reference to "assigns" shall not be deemed or construed to authorize or permit any assignment by the Maker).

     XVI. Notice and Cure Period. Notwithstanding any provision contained herein to the contrary, Lender agrees to give Borrower written notice of a monetary default hereunder and five days to cure such default before enforcing any of its rights hereunder; provided, however, that Lender shall not be required to give more than two such notices in any 12-month period.

                         nStor Corporation, Inc.,
                         a Delaware corporation


                         By:  /s/ R. Daniel Smith
                            R. Daniel Smith, President


                             (CORPORATE SEAL)



                         Maker's Address:
                          450 Technology Park Dr.
                          Lake Mary, FL  32746





Exhibit 10.9

                  CONTINUING UNLIMITED GUARANTY


     FOR VALUABLE CONSIDERATION, and in order to induce IMGE, INC., a Delaware corporation (hereinafter called "Lender") to make a certain loan or loans (the "Loan[s]") to nStor Corporation, Inc., a Delaware corporation (hereinafter called "Borrower"), the undersigned (hereinafter called "Guarantor"), for himself, his heirs, personal representatives and successors does hereby unconditionally guarantee to Lender and its successors, participants, endorsees and/or assigns, the due performance by Borrower of any and all obligations, and the full and prompt payment, whether at maturity or by acceleration or otherwise, of any and all "indebtedness" (as said term is hereinafter defined) of Borrower to Lender, including, without limiting the generality of the foregoing, the indebtedness of Borrower to Lender in respect of a loan in the principal amount of $316,000.00 evidenced by a Promissory Note in that amount bearing even date herewith.

     The term "indebtedness" is used herein in its most comprehensive sense, and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary, and howsoever arising, whether due or not, absolute or contingent, liquidated or non-liquidated, whether Borrower may be liable individually or jointly with another or others, whether recovery upon such obligations may be or hereafter become barred by any statute of limitations, or whether such obligations may be or hereafter become otherwise unenforceable, TOGETHER WITH all accrued interest on the foregoing and all costs and expenses, including attorneys' fees, incurred by the Lender in enforcing or collecting the same. This is a continuing Guaranty relating to said obligations, including those arising under subsequent or successive transactions between Borrower and Lender which shall either continue or increase the indebtedness or from time to time renew it after it has been satisfied, and is not limited as to amount. This Guaranty cannot be revoked, terminated, rescinded or avoided by Guarantor and shall continue in full force until all of the indebtedness of Borrower to Lender has been paid in full and completely discharged and satisfied.

     The obligations of Guarantor hereunder are independent of the obligations of Borrower to Lender. A separate action or actions may be brought and prosecuted against Guarantor, whether or not an action be brought against Borrower or whether or not any other guarantor(s) be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting his liability hereunder or the enforcement thereof. This is a guaranty of payment and not of collection.

     Guarantor acknowledges that the Loan(s) referred to herein is
(are) a binding obligation(s) of the Borrower. Guarantor authorizes Lender, without notice to or demand upon the Guarantor and without in any manner affecting their liability hereunder, from time to time and on any number of occasions, (a) to renew, amend, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increasing or decreasing of the rate of interest thereon or otherwise to change, waive, suspend, cancel, or compromise any of the terms or provisions of any instrument evidencing securing, guaranteeing, or describing the indebtedness or any part thereof; (b) to take and hold security for the payment of this Guaranty and/or the indebtedness guaranteed hereunder and to exchange, enforce, waive and release any such security; (c) to apply such security and direct the order or manner of sale thereof as Lender, in its sole, absolute and unfettered discretion, may determine; (d) to release or substitute any one or more of the indorsers or other guarantor, if any, with or without specifically reserving its rights against any other indorsers or guarantor(s) (including Guarantor) not so released or substituted; (e) to make optional future advances to the Borrower, whether evidenced by future advance agreements or notes; (f) to exercise any rights or remedies available to Lender under any instrument or agreement evidencing, securing, guaranteeing or describing the indebtedness; and/or (g) to assign, in whole or in part, this Guaranty and any instrument or agreement evidencing, securing, guaranteeing or describing the indebtedness.

     Guarantor waives any right to require Lender, prior to Lender's exercising any rights or remedies against Guarantor hereunder or in connection with the indebtedness of Borrower to Lender, (a) to proceed against Borrower; (b) to proceed against or exhaust any security held from Borrower; or (c) to pursue any other remedy in Lender's power whatsoever.

     Guarantor shall have no right to subrogation (and Guarantor hereby absolutely, irrevocably and unconditionally waives any such right to subrogation) and Guarantor also waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower and Guarantor further waives any benefit of, and any right to participate in, any security for the indebtedness of Borrower to Lender now or hereafter held by Lender. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional indebtedness by Borrower to Lender. Guarantor hereby agrees to indemnify Lender from and against any and all losses, costs and/or expenses (including reasonable attorneys fees and court costs at all levels of proceedings) which may be sustained or incurred by Lender by reason of the assertion by Guarantor of any defense hereunder based upon any such action or inaction of the Borrower.

     Guarantor covenants to use his best efforts to cause Borrower
(a) to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of Lender, and (b) to refrain from taking any action of any kind which might be the basis for a claim that Guarantor has any defense hereunder other than payment and performance in full of all obligations, including payment in full of all indebtedness of Borrower to Lender.

     Guarantor waives any right or claim of right to cause a marshaling of Borrower's assets or to require Lender to proceed against the Guarantor in any particular order. Lender shall be entitled to take action against Guarantor without in any manner affecting the obligations of any other guarantor not then being proceeded against. No delay on the part of Lender in the exercise of any right, power or privilege granted to Lender under any document, instrument or agreement executed by or with Borrower or under this Guaranty shall operate as a waiver of any such privilege, power or right. No act, delay, omission or course of dealing between Lender and Borrower and/or Lender and Guarantor shall be deemed a waiver of any of Lender's rights, privileges, or remedies under this Guaranty, and no waiver, change, modification, or discharge of this Guaranty or any obligations created hereby shall be effective unless in writing signed by Lender. Each written waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect at any one time or cause Lender, at any time thereafter, to have to give notice to Guarantor before being able to exercise of its rights or remedies against Borrower and/or Guarantor.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of the indebtedness, or any part thereof, shall be rescinded or shall otherwise be required to be restored or returned by Lender upon Borrower's insolvency, bankruptcy, reorganization or otherwise, all as though such payment has not been made, notwithstanding any termination hereof or the cancellation of any instrument evidencing, securing or guaranteeing the indebtedness.

     Guarantor shall keep, and shall cause the Borrower to keep, accurate records and books of account in accordance with generally accepted accounting principles and will permit, and will cause the Borrower to permit, the Lender, by its agents, accountants and attorneys, to examine such records and books of account and to discuss the affairs, finances and accounts of the Guarantor with the officers, employees or other appropriate representatives of Guarantor, at such reasonable times as may be requested by the Lender.

     Any obligation of Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of Borrower to Lender and no such obligation shall be paid in whole or in part as long as there exists any indebtedness of Borrower to Lender; provided, however, if Lender so requests, any indebtedness of Borrower to the Guarantor, shall be collected, enforced, and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

     Upon the default of Borrower with respect to any of its obligations or indebtedness to Lender in connection with the Loan(s) or in case Borrower or Guarantor shall become insolvent or shall make an assignment for the benefit of creditors, or if a petition in bankruptcy or for reorganization or for an arrangement shall be filed by or against Borrower or Guarantor, or in the event of the dissolution, merger, or discontinuance of business of Borrower or any Guarantor, or in the event of the appointment of a receiver for Borrower or for Guarantor or their respective properties, or in the event that a judgment shall be obtained or warrant of attachment issued against Borrower or Guarantor or any property of either of them and the same shall not be satisfied or discharged within ten (10) days thereafter either by payment or by bonding, or the event of any default by Borrower under any of the instruments or agreements evidencing, securing, guaranteeing or describing the indebtedness, or in the event of any default by Guarantor under the terms of any agreement (other than this Guaranty) between such Guarantor and Lender, then, in any of such events, all or any part of the obligations, liabilities and indebtedness of Borrower and/or of Guarantor to Lender, whether direct or contingent, and of every kind and description, shall, without requirement of notice or demand upon Guarantor, at the option of Lender, become immediately due and payable and shall be paid forthwith to Lender by Guarantor.

     Guarantor agrees that it shall not be necessary for Lender to inquire into the powers of Borrower or of the officers or agents acting or purporting to act in Borrower's behalf, and any indebtedness made or created and any one or more of them and their heirs, personal representatives and successors.

     Guarantor acknowledges that he has executed this Guaranty in order to induce the Lender to make the Loan(s) to Borrower heretofore described and he acknowledges that but for the execution and delivery of this Guaranty, said Loan(s) would not have been made and that the Lender is relying and shall continue to rely on this Guaranty when making said Loan(s).

     Lender shall have the right to assign this Guaranty and this Guaranty shall, without further reference or assignment, pass to, and may be relied upon and enforced by, any successor or participant or assignee of the Lender in connection with any indebtedness or obligations of the Borrower.

     This Guaranty has been accepted at the offices of Lender in Palm Beach, Florida and shall, for all purposes by governed by and construed in accordance with the laws of the State of Florida and shall be deemed to be executed and delivered in addition and cumulative to and not in substitution of, any other guaranties of whatever nature heretofore executed and delivered by Guarantor to Lender. Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any action arising from or growing out of this Guaranty, and further agree that the venue of any action may be laid in Palm Beach County, Florida. Nothing contained in the Guaranty, however, shall be deemed to constitute or to imply the existence of, any agreement by Lender to bring an action only in said courts or to restrict in any way any of the rights or remedies of Lender to enforce the terms of this Guaranty as, when and where Lender shall deem appropriate in its sole discretion.

     Notwithstanding anything in this Guaranty to the contrary, but subject to qualifications hereinbelow set forth, Lender, by its acceptance of this Guaranty, shall be deemed to have agreed that
(i) Guarantor shall be liable upon the indebtedness to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of all sums which may become due and payable under this Guaranty, including, without limiting the generality of the foregoing, the collateral pledged and assigned by Guarantor to Lender pursuant to that certain Hypothecation Security Agreement bearing even date herewith (the above-referenced properties, rights, estates, interests and collateral being hereinafter sometimes collectively referred to as the "Security Property"), (ii) if default occurs in the timely and proper payment of all or any part of the sums which may become due and payable under this Guaranty or in the timely and proper performance of any of the other obligations of Guarantor under this Guaranty, any judicial proceedings brought by Lender against Guarantor shall be limited to the preservation, enforcement and/or foreclosure of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the sums which may become due and payable under this Guaranty, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Guarantor other than the Security Property except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the sums which may become due and payable under this Guaranty, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness guaranteed hereunder shall be sought or obtained by Lender against Guarantor, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Guarantor shall be fully and personally liable and subject to legal action for fraud or intentional misrepresentation by Guarantor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Guarantor, to the full extent of any actual losses, damages and expenses of Lender on account thereof. Nothing contained in this section shall (i) be deemed to be a release or impairment of (x) the indebtedness or other obligations of the Borrower under the Promissory Note and/or other Loan Documents, or (y) the lien granted to Lender upon the Security Property, or (ii) in case of any default by Borrower or Guarantor, preclude Lender from exercising any of the rights or remedies granted to Lender under the Loan Documents, or preclude Lender from exercising any of the rights or remedies granted to Lender under the Hypothecation Security Agreement executed and delivered by Guarantor, or preclude Lender from enforcing any of the other rights of Lender except as stated in this section.

     LENDER, BY ITS ACCEPTANCE HEREOF, AND GUARANTOR HEREBY VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTIONS OR PROCEEDINGS ARISING UNDER THIS GUARANTY OR CONCERNING THE INDEBTEDNESS OR ANY COLLATERAL THEREFOR OR PERTAINING TO ANY TRANSACTION RELATED HERETO OR CONTEMPLATED HEREIN, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND GUARANTOR UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

     IN WITNESS WHEREOF, the undersigned Guarantor has hereunto set
his hand and seal this  18   day of June, 1996.

                           Grantor:

Signed, sealed and delivered
in the presence of:



  /s/ Thomas R. Harbert                /s/ R. Daniel Smith
Print Name of Witness Below:       R. Daniel Smith, Individually
    Thomas R. Harbert


   /s/ Dorothy Harper
Print Name of Witness Below:
    Dorothy Harper



STATE OF FLORIDA      )
                      ) SS:
COUNTY OF             )

     The foregoing instrument was acknowledged before me this 18th day of June, 1996, by R. Daniel Smith, who is personally known to
me or who has produced                          as identification
and who did not take an oath.


                         /s/ Thomas R. Harbert
                      NOTARY PUBLIC
                      Print Name:  Thomas R. Harbert
                      Commission Number: #CC393595
                      My Commission Expires: July 18, 1998

                         (NOTARIAL SEAL)




Exhibit 10.10

                  CONTINUING UNLIMITED GUARANTY


     FOR VALUABLE CONSIDERATION, and in order to induce IMGE, INC., a Delaware corporation (hereinafter called "Lender") to make a certain loan or loans (the "Loan[s]") to nStor Corporation, Inc., a Delaware corporation (hereinafter called "Borrower"), the undersigned (hereinafter called "Guarantor"), for himself, his heirs, personal representatives and successors does hereby unconditionally guarantee to Lender and its successors, participants, endorsees and/or assigns, the due performance by Borrower of any and all obligations, and the full and prompt payment, whether at maturity or by acceleration or otherwise, of any and all "indebtedness" (as said term is hereinafter defined) of Borrower to Lender, including, without limiting the generality of the foregoing, the indebtedness of Borrower to Lender in respect of a loan in the principal amount of $1,500,000.00 evidenced by a Promissory Note in that amount bearing even date herewith.

     The term "indebtedness" is used herein in its most comprehensive sense, and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary, and howsoever arising, whether due or not, absolute or contingent, liquidated or non-liquidated, whether Borrower may be liable individually or jointly with another or others, whether recovery upon such obligations may be or hereafter become barred by any statute of limitations, or whether such obligations may be or hereafter become otherwise unenforceable, TOGETHER WITH all accrued interest on the foregoing and all costs and expenses, including attorneys' fees, incurred by the Lender in enforcing or collecting the same. This is a continuing Guaranty relating to said obligations, including those arising under subsequent or successive transactions between Borrower and Lender which shall either continue or increase the indebtedness or from time to time renew it after it has been satisfied, and is not limited as to amount. This Guaranty cannot be revoked, terminated, rescinded or avoided by Guarantor and shall continue in full force until all of the indebtedness of Borrower to Lender has been paid in full and completely discharged and satisfied.

     The obligations of Guarantor hereunder are independent of the obligations of Borrower to Lender. A separate action or actions may be brought and prosecuted against Guarantor, whether or not an action be brought against Borrower or whether or not any other guarantor(s) be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting his liability hereunder or the enforcement thereof. This is a guaranty of payment and not of collection.

     Guarantor acknowledges that the Loan(s) referred to herein is
(are) a binding obligation(s) of the Borrower. Guarantor authorizes Lender, without notice to or demand upon the Guarantor and without in any manner affecting their liability hereunder, from time to time and on any number of occasions, (a) to renew, amend, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increasing or decreasing of the rate of interest thereon or otherwise to change, waive, suspend, cancel, or compromise any of the terms or provisions of any instrument evidencing securing, guaranteeing, or describing the indebtedness or any part thereof; (b) to take and hold security for the payment of this Guaranty and/or the indebtedness guaranteed hereunder and to exchange, enforce, waive and release any such security; (c) to apply such security and direct the order or manner of sale thereof as Lender, in its sole, absolute and unfettered discretion, may determine; (d) to release or substitute any one or more of the indorsers or other guarantor, if any, with or without specifically reserving its rights against any other indorsers or guarantor(s) (including Guarantor) not so released or substituted; (e) to make optional future advances to the Borrower, whether evidenced by future advance agreements or notes; (f) to exercise any rights or remedies available to Lender under any instrument or agreement evidencing, securing, guaranteeing or describing the indebtedness; and/or (g) to assign, in whole or in part, this Guaranty and any instrument or agreement evidencing, securing, guaranteeing or describing the indebtedness.

     Guarantor waives any right to require Lender, prior to Lender's exercising any rights or remedies against Guarantor hereunder or in connection with the indebtedness of Borrower to Lender, (a) to proceed against Borrower; (b) to proceed against or exhaust any security held from Borrower; or (c) to pursue any other remedy in Lender's power whatsoever.

     Guarantor shall have no right to subrogation (and Guarantor hereby absolutely, irrevocably and unconditionally waives any such right to subrogation) and Guarantor also waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower and Guarantor further waives any benefit of, and any right to participate in, any security for the indebtedness of Borrower to Lender now or hereafter held by Lender. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional indebtedness by Borrower to Lender. Guarantor hereby agrees to indemnify Lender from and against any and all losses, costs and/or expenses (including reasonable attorneys fees and court costs at all levels of proceedings) which may be sustained or incurred by Lender by reason of the assertion by Guarantor of any defense hereunder based upon any such action or inaction of the Borrower.

     Guarantor covenants to use its best efforts to cause Borrower
(a) to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of Lender, and (b) to refrain from taking any action of any kind which might be the basis for a claim that Guarantor has any defense hereunder other than payment and performance in full of all obligations, including payment in full of all indebtedness of Borrower to Lender.

     Guarantor waives any right or claim of right to cause a marshaling of Borrower's assets or to require Lender to proceed against the Guarantor in any particular order. Lender shall be entitled to take action against Guarantor without in any manner affecting the obligations of any other guarantor not then being proceeded against. No delay on the part of Lender in the exercise of any right, power or privilege granted to Lender under any document, instrument or agreement executed by or with Borrower or under this Guaranty shall operate as a waiver of any such privilege, power or right. No act, delay, omission or course of dealing between Lender and Borrower and/or Lender and Guarantor shall be deemed a waiver of any of Lender's rights, privileges, or remedies under this Guaranty, and no waiver, change, modification, or discharge of this Guaranty or any obligations created hereby shall be effective unless in writing signed by Lender. Each written waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect at any one time or cause Lender, at any time thereafter, to have to give notice to Guarantor before being able to exercise of its rights or remedies against Borrower and/or Guarantor.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of the indebtedness, or any part thereof, shall be rescinded or shall otherwise be required to be restored or returned by Lender upon Borrower's insolvency, bankruptcy, reorganization or otherwise, all as though such payment has not been made, notwithstanding any termination hereof or the cancellation of any instrument evidencing, securing or guaranteeing the indebtedness.

     Guarantor shall keep, and shall cause the Borrower to keep, accurate records and books of account in accordance with generally accepted accounting principles and will permit, and will cause the Borrower to permit, the Lender, by its agents, accountants and attorneys, to examine such records and books of account and to discuss the affairs, finances and accounts of the Guarantor with the officers, employees or other appropriate representatives of Guarantor, at such reasonable times as may be requested by the Lender.

     Any obligation of Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of Borrower to Lender and no such obligation shall be paid in whole or in part as long as there exists any indebtedness of Borrower to Lender; provided, however, if Lender so requests, any indebtedness of Borrower to the Guarantor, shall be collected, enforced, and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

     Upon the default of Borrower with respect to any of its obligations or indebtedness to Lender in connection with the Loan(s) or in case Borrower or Guarantor shall become insolvent or shall make an assignment for the benefit of creditors, or if a petition in bankruptcy or for reorganization or for an arrangement shall be filed by or against Borrower or Guarantor, or in the event of the dissolution, merger, or discontinuance of business of Borrower or any Guarantor, or in the event of the appointment of a receiver for Borrower or for Guarantor or their respective properties, or in the event that a judgment shall be obtained or warrant of attachment issued against Borrower or Guarantor or any property of either of them and the same shall not be satisfied or discharged within ten (10) days thereafter either by payment or by bonding, or the event of any default by Borrower under any of the instruments or agreements evidencing, securing, guaranteeing or describing the indebtedness, or in the event of any default by Guarantor under the terms of any agreement (other than this Guaranty) between such Guarantor and Lender, then, in any of such events, all or any part of the obligations, liabilities and indebtedness of Borrower and/or of Guarantor to Lender, whether direct or contingent, and of every kind and description, shall, without requirement of notice or demand upon Guarantor, at the option of Lender, become immediately due and payable and shall be paid forthwith to Lender by Guarantor.

     Guarantor agrees that it shall not be necessary for Lender to inquire into the powers of Borrower or of the officers or agents acting or purporting to act in Borrower's behalf, and any indebtedness made or created and any one or more of them and their heirs, personal representatives and successors.

     Guarantor acknowledges that he has executed this Guaranty in order to induce the Lender to make the Loan(s) to Borrower heretofore described and he acknowledges that but for the execution and delivery of this Guaranty, said Loan(s) would not have been made and that the Lender is relying and shall continue to rely on this Guaranty when making said Loan(s).

     Lender shall have the right to assign this Guaranty and this Guaranty shall, without further reference or assignment, pass to, and may be relied upon and enforced by, any successor or participant or assignee of the Lender in connection with any indebtedness or obligations of the Borrower.

     This Guaranty has been accepted at the offices of Lender in Palm Beach, Florida and shall, for all purposes by governed by and construed in accordance with the laws of the State of Florida and shall be deemed to be executed and delivered in addition and cumulative to and not in substitution of, any other guaranties of whatever nature heretofore executed and delivered by Guarantor to Lender. Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any action arising from or growing out of this Guaranty, and further agree that the venue of any action may be laid in Palm Beach County, Florida. Nothing contained in the Guaranty, however, shall be deemed to constitute or to imply the existence of, any agreement by Lender to bring an action only in said courts or to restrict in any way any of the rights or remedies of Lender to enforce the terms of this Guaranty as, when and where Lender shall deem appropriate in its sole discretion.

     Notwithstanding anything in this Guaranty to the contrary, but subject to qualifications hereinbelow set forth, Lender, by its acceptance of this Guaranty, shall be deemed to have agreed that
(i) Guarantor shall be liable upon the indebtedness to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of all sums which may become due and payable under this Guaranty, including, without limiting the generality of the foregoing, the collateral pledged and assigned by Guarantor to Lender pursuant to that certain Hypothecation Security Agreement bearing even date herewith (the above-referenced properties, rights, estates, interests and collateral being hereinafter sometimes collectively referred to as the "Security Property"), (ii) if default occurs in the timely and proper payment of all or any part of the sums which may become due and payable under this Guaranty or in the timely and proper performance of any of the other obligations of Guarantor under this Guaranty, any judicial proceedings brought by Lender against Guarantor shall be limited to the preservation, enforcement and/or foreclosure of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the sums which may become due and payable under this Guaranty, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Guarantor other than the Security Property except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the sums which may become due and payable under this Guaranty, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness guaranteed hereunder shall be sought or obtained by Lender against Guarantor, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Guarantor shall be fully and personally liable and subject to legal action for fraud or intentional misrepresentation by Guarantor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Guarantor, to the full extent of any actual losses, damages and expenses of Lender on account thereof. Nothing contained in this section shall (i) be deemed to be a release or impairment of (x) the indebtedness or other obligations of the Borrower under the Promissory Note and/or other Loan Documents, or (y) the lien granted to Lender upon the Security Property, or (ii) in case of any default by Borrower or Guarantor, preclude Lender from exercising any of the rights or remedies granted to Lender under the Loan Documents, or preclude Lender from exercising any of the rights or remedies granted to Lender under the Hypothecation Security Agreement executed and delivered by Guarantor, or preclude Lender from enforcing any of the other rights of Lender except as stated in this section.

     LENDER, BY ITS ACCEPTANCE HEREOF, AND GUARANTOR HEREBY VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTIONS OR PROCEEDINGS ARISING UNDER THIS GUARANTY OR CONCERNING THE INDEBTEDNESS OR ANY COLLATERAL THEREFOR OR PERTAINING TO ANY TRANSACTION RELATED HERETO OR CONTEMPLATED HEREIN, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND GUARANTOR UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

     Notwithstanding any provision contained herein to the contrary, on the date which is sixty (60) days from the date of this Agreement and provided that Lender has not exercised its right of rescission pursuant to the Agreement between Lender and Borrower of even date herewith, and provided further that no event of default exists under the Promissory Note which remains uncured after the expiration of any applicable notice and cure period, this Agreement shall automatically terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the undersigned Guarantor has hereunto set
his hand and seal this  18   day of June, 1996.


Signed, sealed and delivered                 Guarantor:
in the presence of:


  /s/ Thomas R. Harbert               /s/ R. Daniel Smith
Print Name of Witness Below:       R. Daniel Smith, Individually
     Thomas R. Harbert


  /s/ Dorothy Harper
Print Name of Witness Below:
      Dorothy Harper


STATE OF FLORIDA      )
                      ) SS:
COUNTY OF    ORANGE   )

     The foregoing instrument was acknowledged before me this 18th day of June, 1996, by R. Daniel Smith, who is personally known to
me or who has produced                          as identification
and who did not take an oath.


                         /s/ Thomas R. Harbert
                      NOTARY PUBLIC
                      Print Name:    Thomas R. Harbert
                      Commission Number:    #CC393595
                      My Commission Expires: July 18, 1998

                           (NOTARIAL SEAL)




Exhibit 10.11

                 HYPOTHECATION SECURITY AGREEMENT


                                        Orlando   , Florida

                                      June  18  , 1996

     KNOW ALL MEN BY THESE PRESENTS that, in order to secure payment of all sums and performance of all duties and obligations (hereinafter collectively referred to as the "Liabilities") on the part of the undersigned (or either or any of the undersigned, if more than one) to be paid and performed under and pursuant to, or as guarantor of, that certain Promissory Note dated June 18 , 1996 in the principal amount of Three Hundred Sixteen Thousand and No/100 Dollars ($316,000.00) executed and delivered by nStor Corporation, Inc., a Delaware corporation and in favor of IMGE, INC., a Delaware corporation (hereinafter referred to as "Lender"), the undersigned warrant to and agree with Lender that Lender has and shall have a lien upon, security title to, and a security interest in the following property which has been or is hereby pledged, assigned and/or conveyed to, and/or deposited with and/or delivered to Lender:

               All capital stock of each and every
               class in nStor Corporation, Inc.,
               which is owned by the undersigned

together with all cash, stock and other dividends, proceeds and other distributions, all rights to subscribe for securities, and all other rights, privileges, profits, proceeds and other benefits incident to, declared, paid, disbursed, distributed or granted in connection with any property hereinabove described or referred to (all the foregoing hereinafter sometimes collectively called the "Collateral").

     As used herein, the term "Liabilities" means and includes all indebtednesses, liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several), of the undersigned, or any of them, to the Lender, whether due or to become due and whether now or hereafter contracted or existing. The undersigned waive notice of the contracting, creation and existence of all and any of the Liabilities.

     Each of the undersigned warrants to the Lender that such undersigned is the sole and lawful owner of the collateral pledged by it(him) hereunder, free of all claims and liens other than the security interest hereunder, with full right to deliver, pledge, assign, convey, and transfer such property to the Lender as Collateral hereunder.

     Lender shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable statute, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as the undersigned (or if more than one, such of the undersigned as the Lender shall have knowledge has an ownership interest in such Collateral) shall reasonably request in writing, but no omission to do any act not so requested shall be deemed a failure to exercise reasonable care, and no omission to comply with any such request shall of itself be deemed a failure to exercise reasonable care. Lender shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, if any, and the undersigned shall take all necessary steps for such purposes. Lender or its nominee need not collect interest on or principal of any Collateral or give any notice with respect to it.

     Lender shall have, but shall not be limited to, the following rights, each of which may be exercised only after an event of default under the Promissory Note which remains uncured after the expiration of any applicable notice and cure period: (1) to transfer all or any part of the Collateral into the name of the Lender or its nominee at the expense of the undersigned, with or without disclosing that such Collateral is subject to the lien, security title and security interest hereunder; (2) to notify the parties obligated in any of the Collateral to make payment to Lender of any amounts due or to become due thereon or thereunder;
(3) to enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or make any compromise or settlement it deems desirable with reference to any of the Collateral, or extend or renew from time to time and for any period (whether or not longer than the original period) any indebtedness evidenced thereby; and (4) to take possession and control of any proceeds of the Collateral.

     Lender may, from time to time, without notice to the undersigned, or any of them, (a) retain or obtain security title to or a security interest in any property, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary obligation or liability of any party or parties, in addition to the undersigned or any of them, with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or exchange any of the Liabilities or release or compromise any of the Liabilities or any party or parties primarily or secondarily liable thereon; (d) release Lender's security title to and security interest in all or any of the collateral or any other property, in addition to the Collateral which secures any of the Liabilities and permit any substitutions or exchange for same; and (e) resort to the Collateral for payment of any of the Liabilities, whether or not Lender shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities.

     Upon non-payment when due (whether by acceleration or otherwise) of any amount payable on any of the Liabilities, or upon the happening of any event which, under the aforementioned Promissory Note or the guaranty of the undersigned thereof, gives Lender any right to declare any of the Liabilities due and payable, the Lender (i) shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise available to Lender, including those available under any agreement or other written instrument evidencing or securing or otherwise relating to any of the Liabilities or any security therefor; and (ii) may, without demand or notice of any kind, appropriate and apply toward payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect, any balances, credits, deposits, accounts, items, or monies of the undersigned, or any of them. If any notification of intended disposition of any of the Collateral or of any other intended action is required by law, such notification shall be deemed reasonably and properly given if mailed at least five days before such disposition or other intended action, postage prepaid, addressed to the undersigned (or if more than one, to such of the undersigned as Lender shall have acknowledge has an ownership interest in such Collateral), at the address of such undersigned appearing in the records of the Lender. Any proceeds of any disposition of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and court costs, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as the Lender may from time to time elect. All rights and remedies of the Lender expressed herein are in addition to all other rights and remedies possessed by it, including those under any other agreement or instrument relating to any of the
Liabilities or any security therefor.   No waiver by Lender of any
of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of Lender in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder or under any agreement or instrument relating to any of the Liabilities or any security therefor shall impair or affect the rights of Lender in and to the Collateral. The singular when used herein shall include the plural and the neuter shall include masculine and feminine. If more than one party shall execute this Agreement, the term "undersigned" shall mean all parties signing this Agreement and each of the, jointly and severally.

     Upon payment in full of the principal, interest and all other indebtedness evidenced and/or secured by the Promissory Note referred to herein, this Agreement shall terminate and be of no further force or effect.

     This Agreement shall be binding upon the heirs, executors, administrators and assigns of each of the undersigned. This
Agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of Florida.

     The undersigned specifically retains his rights to vote the stock pledged to Lender pursuant to this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Signed, sealed and delivered
in the presence of:

  /s/ Thomas R. Harbert                 /s/ R. Daniel Smith
Print Name:   Thomas R. Harbert                R. Daniel Smith

  /s/  Dorothy Harper
Print Name:    Dorothy Harper

STATE OF FLORIDA    )
                    )SS
COUNTY OF              )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared R. Daniel Smith, who executed the foregoing instrument and he acknowledged before me that he executed the same freely and voluntarily. He is personally
known to me or has produced                     as identification
and did/did not take an oath.

     WITNESS my hand and official seal in the County and State last aforesaid this 18th day of June, 1996 .

                         /s/ Thomas R. Harbert
                      Notary Public
(NOTARIAL SEAL)       My Commission Expires: July 18, 1998
                                      # CC393595





Exhibit 10.12

                 HYPOTHECATION SECURITY AGREEMENT


                                             Orlando, Florida

                                             June 18, 1996

     KNOW ALL MEN BY THESE PRESENTS that, in order to secure payment of all sums and performance of all duties and obligations (hereinafter collectively referred to as the "Liabilities") on the part of the undersigned (or either or any of the undersigned, if more than one) to be paid and performed under and pursuant to, or as guarantor of, that certain Promissory Note dated June 18, 1996 in the principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) executed and delivered by nStor Corporation, Inc., a Delaware corporation and in favor of IMGE, INC., a Delaware corporation (hereinafter referred to as "Lender"), the undersigned warrant to and agree with Lender that Lender has and shall have a lien upon, security title to, and a security interest in the following property which has been or is hereby pledged, assigned and/or conveyed to, and/or deposited with and/or delivered to Lender:

               All capital stock of each and every
               class in nStor Corporation, Inc.,
               which is owned by the undersigned

together with all cash, stock and other dividends, proceeds and other distributions, all rights to subscribe for securities, and all other rights, privileges, profits, proceeds and other benefits incident to, declared, paid, disbursed, distributed or granted in connection with any property hereinabove described or referred to (all the foregoing hereinafter sometimes collectively called the "Collateral").

     As used herein, the term "Liabilities" means and includes all indebtednesses, liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several), of the undersigned, or any of them, to the Lender, whether due or to become due and whether now or hereafter contracted or existing. The undersigned waive notice of the contracting, creation and existence of all and any of the Liabilities.

     Each of the undersigned warrants to the Lender that such undersigned is the sole and lawful owner of the collateral pledged by it(him) hereunder, free of all claims and liens other than the security interest hereunder, with full right to deliver, pledge, assign, convey, and transfer such property to the Lender as Collateral hereunder.

     Lender shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable statute, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as the undersigned (or if more than one, such of the undersigned as the Lender shall have knowledge has an ownership interest in such Collateral) shall reasonably request in writing, but no omission to do any act not so requested shall be deemed a failure to exercise reasonable care, and no omission to comply with any such request shall of itself be deemed a failure to exercise reasonable care. Lender shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, if any, and the undersigned shall take all necessary steps for such purposes. Lender or its nominee need not collect interest on or principal of any Collateral or give any notice with respect to it.

     Lender shall have, but shall not be limited to, the following rights, each of which may be exercised only after an event of default under the Promissory Note which remains uncured after any applicable notice and cure period: (1) to transfer all or any part of the Collateral into the name of the Lender or its nominee at the expense of the undersigned, with or without disclosing that such Collateral is subject to the lien, security title and security interest hereunder; (2) to notify the parties obligated in any of the Collateral to make payment to Lender of any amounts due or to become due thereon or thereunder; (3) to enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or make any compromise or settlement it deems desirable with reference to any of the Collateral, or extend or renew from time to time and for any period (whether or not longer than the original period) any indebtedness evidenced thereby; and (4) to take possession and control of any proceeds of the Collateral.

     Lender may, from time to time, without notice to the undersigned, or any of them, (a) retain or obtain security title to or a security interest in any property, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary obligation or liability of any party or parties, in addition to the undersigned or any of them, with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or exchange any of the Liabilities or release or compromise any of the Liabilities or any party or parties primarily or secondarily liable thereon; (d) release Lender's security title to and security interest in all or any of the collateral or any other property, in addition to the Collateral which secures any of the Liabilities and permit any substitutions or exchange for same; and (e) resort to the Collateral for payment of any of the Liabilities, whether or not Lender shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities.

     Upon non-payment when due (whether by acceleration or otherwise) of any amount payable on any of the Liabilities, or upon the happening of any event which, under the aforementioned Promissory Note or the guaranty of the undersigned thereof, gives Lender any right to declare any of the Liabilities due and payable, the Lender (i) shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise available to Lender, including those available under any agreement or other written instrument evidencing or securing or otherwise relating to any of the Liabilities or any security therefor; and (ii) may, without demand or notice of any kind, appropriate and apply toward payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect, any balances, credits, deposits, accounts, items, or monies of the undersigned, or any of them. If any notification of intended disposition of any of the Collateral or of any other intended action is required by law, such notification shall be deemed reasonably and properly given if mailed at least five days before such disposition or other intended action, postage prepaid, addressed to the undersigned (or if more than one, to such of the undersigned as Lender shall have acknowledge has an ownership interest in such Collateral), at the address of such undersigned appearing in the records of the Lender. Any proceeds of any disposition of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and court costs, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as the Lender may from time to time elect. All rights and remedies of the Lender expressed herein are in addition to all other rights and remedies possessed by it, including those under any other agreement or instrument relating to any of the
Liabilities or any security therefor.   No waiver by Lender of any
of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of Lender in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder or under any agreement or instrument relating to any of the Liabilities or any security therefor shall impair or affect the rights of Lender in and to the Collateral. The singular when used herein shall include the plural and the neuter shall include masculine and feminine. If more than one party shall execute this Agreement, the term "undersigned" shall mean all parties signing this Agreement and each of the, jointly and severally.

     On the date which is sixty (60) days from the date of this Agreement, and provided that Lender has not exercised its right of rescission pursuant to the Agreement between Lender and Borrower of even date herewith, and provided further that no event of default exists under the Promissory Note which remains uncured after any applicable notice and cure period, this Agreement shall automatically terminate and be of no further force or effect.

     This Agreement shall be binding upon the heirs, executors, administrators and assigns of each of the undersigned. This
Agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of Florida.

     The undersigned specifically reserves the right to vote the stock pledged to Lender pursuant to this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

Signed, sealed and delivered
in the presence of:

  /s/ Thomas R. Harbert                   /s/ R. Daniel Smith
Print Name: Thomas R. Harbert           R. Daniel Smith


    /s/ Dorothy Harper
Print Name: Dorothy Harper

STATE OF FLORIDA      )
                      )SS
COUNTY OF             )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared R. Daniel Smith, who executed the foregoing instrument and he acknowledged before me that he executed the same freely and voluntarily. He is personally
known to me or has produced                     as identification
and did/did not take an oath.

     WITNESS my hand and official seal in the County and State last aforesaid this 18th day of June, 1996 .

                        /s/ Thomas R. Harbert
                      Notary Public

(NOTARIAL SEAL)       My Commission Expires: June 18, 1998
                                       # CC393595



Exhibit 10.13

                         LETTER AGREEMENT


     The purpose of this letter agreement is to set forth the terms and provisions of the Employment Agreement to be entered into within 60 days from the date hereof between nStor Corporation, Inc., and R. Daniel Smith:

     1. Smith's base salary shall be $150,000.00 per year with annual increases to be based on performance of the company.

     2. Smith shall participate in a bonus compensation package providing for distribution to him of 20% of the cumulative net operating profit of the company.

     3. Smith shall be named President/CEO of the company and shall serve on the Board of Directors of the company.

     4. The term of the Agreement shall be for a minimum of three years.

     5. The Agreement shall contain a standard non-compete agreement and the parties acknowledge that Smith's participation as CEO of Intelligent Manufacturing Systems, Inc., is not a competitor of the company.

     6. The Employment Agreement shall contain such other terms and provisions as are mutually agreeable to the parties.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the date and year first above-written.

                      nSTOR CORPORATION, INC.


                      By:  /s/ R. Daniel Smith

                        R. Daniel Smith
                      R. Daniel Smith


                      Consented to As Majority
                      Shareholder; IMGE, INC.

                                 /s/ Mark F. Levy
                              Mark F. Levy, V. President



Exhibit 10.14

                            IMGE, INC.
                      100 CENTURY BOULEVARD
                    WEST PALM BEACH, FL  33417


                          June 18, 1996


nStor Corporation, Inc.
450 Technology Park Dr.
Lake Mary, FL  92746

RE:  $1,500,000.00 Revolving Line of Credit

Gentlemen:

     Reference is made to that certain $1.5 million revolving promissory note bearing even date herewith (the "Revolving Note") executed by nStor Corporation, Inc., as "Maker", in favor of IMGE, Inc., as "Payee". Reference is also made to that certain Agreement bearing even date herewith (the "Acquisition Agreement") between nStor Corporation, Inc., as "Seller", and IMGE, Inc., as "Purchaser", pertaining to the issuance and sale by Seller to Purchaser of certain shares of stock in nStor Corporation, Inc.

     Notwithstanding anything to the contrary contained in the Revolving Note or in any other document, instrument or agreement between nStor Corporation, Inc. ("nStor") and IMGE, Inc. ("IMGE"), it is hereby expressly understood and agreed that until such time as IMGE shall have waived the right of rescission granted to it pursuant to the last unnumbered subparagraph in Paragraph 3 of the Acquisition Agreement (either by affirmative election to waive such right of rescission, or by permitting such right of rescission to lapse and expire without exercising same), the maximum principal amount which nStor shall be permitted borrow under the Revolving Note shall be the sum of $250,000.00.

     It is further understood and agreed that, without the prior written consent of IMGE (which consent shall be discretionary with IMGE), sums borrowed under the Revolving Note shall be utilized solely to pay nStor's normal operating expenses. In particular, and without limiting the generality of the foregoing, no sums borrowed under the Revolving Note, either before or after the waiver or expiration of the aforesaid right of rescission, shall be utilized to return or repay any capital contribution(s) or loan(s) which may have been made to nStor or any of its affiliates by R. Daniel Smith or by any other shareholder or principal of nStor or such affiliates, or to make any other distributions or payments to Mr. Smith or such other shareholder(s) or principal(s), i.e., other than normal salary at the rate which was in effect prior to the date of this letter.)

     Kindly countersign this letter in the place designated below in order to acknowledge and confirm your agreement as aforesaid.

                      Very truly yours,

                      IMGE, INC.

                                   /s/ Mark F. Levy
                      By:__________________________________
                                 Mark F. Levy, President


Confirmed, acknowledged and agreed:

nStor Corporation, Inc.

          /s/ R. Daniel Smith
By:___________________________________
     R. Daniel Smith, Presient